                                                                   EXHIBIT 10(a)

                   THE GOLDEN CORRAL FRANCHISING SYSTEMS, INC.
                           AREA DEVELOPMENT AGREEMENT






                           FRISCH'S RESTAURANTS, INC.












                                                                         3/31/00

                                                                   EXHIBIT 10(a)



                   THE GOLDEN CORRAL FRANCHISING SYSTEMS, INC.
                           AREA DEVELOPMENT AGREEMENT

                                                                        PAGE

Recitals                                                                 1



I.                GRANT                                                  2
II.               DEVELOPMENT FEE                                        3
III.              DEVELOPMENT OBLIGATIONS                                4
IV.               TERM                                                   6
V.                DUTIES OF THE PARTIES                                  6
VI.               DEFAULT                                                8
VII.              TRANSFERS                                              9
VIII.             COVENANTS                                              13
IX.               NOTICES                                                16
X.                INDEPENDENT CONTRACTOR AND
                  INDEMNIFICATION                                        16
XI.               APPROVALS AND WAIVERS                                  17
XII.              SEVERABILITY AND CONSTRUCTION                          18
XIII.             ENTIRE AGREEMENT                                       18
XIV.              APPLICABLE LAW                                         18
XV.               ACKNOWLEDGEMENTS                                       20


         EXHIBIT A  (DEVELOPMENT SCHEDULE)

         EXHIBIT B-1 (ADDENDUM FOR GC-11S RESTAURANTS)
         EXHIBIT B-2 (ADDENDUM FOR GC-11M RESTAURANTS)
         EXHIBIT C  (FRANCHISE AGREEMENT)

                                                                   EXHIBIT 10(a)


                   THE GOLDEN CORRAL FRANCHISING SYSTEMS, INC.
                           AREA DEVELOPMENT AGREEMENT

         This Area Development Agreement is entered into this 6th day of July, 2000 by and between Golden Corral Franchising Systems, Inc., a Delaware corporation (hereinafter referred to as "Franchisor"), and Frisch's Restaurants, Inc., an Ohio corporation (hereinafter referred to as "Area Developer").

                                   WITNESSETH:

         WHEREAS, Golden Corral Corporation, a North Carolina corporation, as the result of the expenditure of time, skill, effort, and money, has developed and owns a unique system (hereinafter "System") for opening and operating family steakhouse restaurants;

         WHEREAS, the distinguishing characteristics of the System include, without limitation, the establishment, development, and operation of a family restaurant which features steak, seafood, chicken, salad bars, food buffet, in-store display bakery and other food and beverage items for lunch, dinner, weekend breakfast and snacks; emphasis on prompt, courteous service in a clean, wholesome, family-oriented atmosphere; distinctive exterior and interior design and trade dress; standards and specifications for materials, equipment, furnishings, fixtures, supplies, signage and food and beverage items (including special quality and quantity standards); operating procedures for sanitation and maintenance; special procedures for food and beverage preparation and service; training and assistance; and methods and techniques for inventory and cost controls, record keeping and reporting, purchasing, customer service, sales promotion, and advertising; all of which may be changed, improved, and further developed by Franchisor from time to time;

         WHEREAS, the System is identified by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including but not limited to the mark "GOLDEN CORRAL" and such other trade names, service marks, and trademarks as are now or hereafter designated by Franchisor (in the Confidential Operations Manuals or otherwise in writing) for use in connection with the System (hereinafter referred to as "Proprietary Marks");

         WHEREAS, Franchisor continues to develop, use, and control the use of the Proprietary Marks in order to identify for the public the source of products and services marketed thereunder and under the System, and to represent the System's high standards of quality, appearance, and service;

         WHEREAS, Golden Corral Corporation has granted Franchisor the non-exclusive right to franchise others to operate restaurants using the System, including the Proprietary Marks; and

         WHEREAS, Area Developer wishes to obtain certain development rights to operate Golden Corral restaurants under the System, to be identified with the Proprietary Marks in the territory described in this Development Agreement, and to be trained by Franchisor to establish and operate Golden Corral restaurants;

         NOW, THEREFORE, the parties, in consideration of the under takings and commitments of each party to the other party set forth herein, hereby mutually agree as follows:

I.           GRANT
             -----

             A. Franchisor hereby grants the right to Area Developer, and Area Developer accepts the obligation, pursuant to the terms and conditions of this Development Agreement, to establish and operate four (4) restaurants using a GC-11S building design, eleven (11) restaurants using a GC-llM building design, and none (n/a) restaurants using a Metro Market (a/k/a GC-10) building design for a total of fifteen (15) restaurants(hereinafter "restaurants" or "franchised businesses") and to use the Proprietary Marks and the System solely in connection therewith. Area Developer shall establish and operate such restaurants at specific locations to be designated in separate Golden Corral Franchise Agreements (hereinafter "Franchise Agreements") executed as provided in Section III.A hereof, and pursuant to the development schedule set forth in Exhibit A, attached hereto (hereinafter the "Development Schedule"). Each restaurant developed hereunder shall be located in the area described in Exhibit A, attached hereto (hereinafter the "Development Area") which Development Area may be further defined by sub-markets established by mutually approved segmentation map(s).

                                                                   EXHIBIT 10(a)

             B. Each restaurant shall be established and operated pursuant to a separate Franchise Agreement to be entered into between Area Developer and Franchisor in accordance with Section III.A. hereof.

             C. Except as otherwise provided in this Agreement, Franchisor shall not establish and operate, nor license anyone other than Area Developer to establish and operate, any restaurant under the Proprietary Marks and the System in the Development Area during the term of this Agreement; provided, however, that Franchisor retains the right, among other rights, both within and outside of the Development Area, and without offering Developer any rights therein, (i) to establish and operate, and to license others to establish and operate, restaurant businesses utilizing the Proprietary Marks and/or the System at or from educational institutions (including, without limitation, colleges and universities); hospitals; airports; food courts; manufacturing, industrial or research facilities; office buildings; convention centers; supermarkets; gasoline stations; department stores; contract food services; theaters; convenience stores; vending machines; fixed/mobile modular units; any casino or other gambling facility; hotels; kiosks; any sports facility, public transportation facility, or public entertainment facility; or any facility which is owned by, or operated by or under contract with, any military or other government entity; (ii) to own, acquire, establish and/or operate, and franchise others to establish and operate, other restaurant concepts now or hereinafter offered by Franchisor, as well as businesses under proprietary marks other than the Proprietary Marks or other systems, whether such restaurant concepts or businesses are similar to or different from the restaurant, at any location within or outside the Development Area; and (iii) to sell or distribute, at retail or wholesale, directly or indirectly, or license others to sell or distribute, any products under any proprietary marks, including the Proprietary Marks. In the event that Area Developer is granted the right to develop Metro Market restaurants, the Development Area to be developed for such Metro Market restaurants shall be deemed not to include those smaller towns and unincorporated municipal areas and rural areas which, because of population density, demographic factors, and other characteristics, would not satisfy the development criteria as created by Franchisor from time to time for a Metro Market design restaurant. Also excluded from the Development Area is any location within three (3) miles of an existing Golden Corral restaurant. Franchisor retains the right to establish and operate, and to license others to establish and operate at such existing restaurant facility or any other restaurant location within such three (3) mile excluded territory, except to the extent, if any, where a Franchise Agreement's Protected Territory grants exclusive rights for a prescribed distance from an existing franchise restaurant that would specifically limit such rights. Upon the execution of a Franchise Agreement for an approved site in a specific submarket identified by a segmentation map or otherwise within the Development Area, any rights Area Developer may have to exclusivity for future additional development in that submarket shall cease and the territorial protection for that submarket, if any, shall be determined by the applicable Franchise Agreement for the approved location.

             D. This Agreement is not a franchise agreement, and does not grant to Area Developer any right to use in any manner Franchisor's Proprietary Marks or System.

             E. Area Developer shall have no right under this Agreement to license others to use in any manner the Proprietary Marks or System.

II.          DEVELOPMENT FEE
             ---------------

             A. In consideration of the development rights granted herein, Area Developer shall pay to Franchisor upon execution of this Agreement a development fee of One Hundred Fifty Thousand Dollars ($150,000) which is the sum of Ten Thousand Dollars ($10,000) multiplied by fifteen (15) restaurant locations to be developed hereunder, receipt of which is hereby acknowledged by Franchisor, and which shall be deemed fully earned and non-refundable upon execution of this Agreement in consideration of administrative and other expenses incurred by Franchisor and for the development opportunities lost or deferred as a result of the rights granted Area Developer herein.

             B. If Area Developer is in full compliance with the Development Schedule described in Section I.A hereof and set forth in Exhibit A, attached hereto, Ten Thousand Dollars ($10,000) of the development fee for each restaurant shall be credited toward the initial franchise fee payable at the time each Franchise Agreement is executed pursuant to the Development Schedule, which initial franchise fee payment credit shall be fully earned when credited and non-refundable.

III.         DEVELOPMENT OBLIGATIONS
             -----------------------

             A. Area Developer shall execute the then current form of Franchise Agreement for each restaurant site approved by Franchisor in the Development Area as hereinafter provided. The Franchise Agreement for each restaurant

                                                                   EXHIBIT 10(a)


developed hereunder shall be the then current form of Franchise Agreement and the amendment(s) thereto, if any, being offered generally by Franchisor for such restaurant design at the time each such Franchise Agreement is executed; provided, however, that if such restaurant utilizes a GC-11S design or GC-11M design, such Franchise Agreement shall be amended by the respective form of Addendum for GC-11S Restaurants or Addendum for GC-11M Restaurants being offered generally by Franchisor at such time, the current forms of which are attached as Exhibits B-1 and B-2 hereto. The current form of Franchise Agreement being offered by Franchisor as of the date hereof is the Franchise Agreement attached hereto as Exhibit C. The Franchise Agreement and amendment, if applicable, for each restaurant shall be executed by Area Developer and submitted to Franchisor within the later of fifteen (15) days of: (1) receipt of Franchisor's notice of Phase I site approval, as provided in Section III.B hereof, or (2) receipt of the applicable Franchise Agreement.

         B. Prior to Area Developer's acquisition by lease or purchase of any site for a restaurant, Area Developer shall submit to Franchisor, in the form specified by Franchisor, a completed Site Evaluation Questionnaire, the description of the proposed site and such information or materials as Franchisor may reasonably require, together with a letter of intent or other evidence satisfactory to Franchisor which confirms Area Developer's favorable prospects for obtaining the site. Franchisor shall have sixty (60) days after receipt of such Site Evaluation Questionnaire, the description of the proposed site and other information and materials to approve or disapprove, in its sole discretion, each proposed site for a restaurant. Area Developer must submit to the Franchisor the aforementioned Site Evaluation Questionnaire and other required information regarding the first site to be developed pursuant to this Agreement within ninety (90) days after the execution of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, Area Developer must acquire by lease or purchase a location approved by Franchisor at the earlier of 180 days after the execution of this Agreement or six months before the scheduled opening date of the first restaurant as set forth in the attached Exhibit A, and thereafter must acquire a location approved by Franchisor not less than six months prior to the date each respective restaurant is required to be opened pursuant to the development schedule.

         C. If Area Developer will occupy the premises at which a restaurant is operated under a lease, Area Developer shall, prior to the execution thereof, submit such lease to Franchisor, for its written approval. Franchisor's approval of the lease may be conditioned upon the inclusion in the lease of such provisions as Franchisor may reasonably require, including, without limitation:

            1. A provision which restricts the use of the premises during the term of the Franchise Agreement solely to the operation of the business franchised under the Franchise Agreement.

            2. A provision which prohibits Area Developer from subleasing or assigning all or any part of its occupancy rights or extending the term of or renewing the lease, without Franchisor's prior written consent.

            3. A provision that the landlord consents to Area Developer's use of such Proprietary Marks and signage as Franchisor may prescribe for the franchised business;

            4. A provision giving Franchisor the right to enter the premises without assuming the lease to make modifications necessary to protect the Proprietary Marks and the System or cure any default under the Franchise Agreement;

            5. A provision that the initial term of the lease, or the initial term together with any renewal terms (for which the rent shall be set forth in the lease), shall be for not less than fifteen (l5) years;

            6. A provision which requires the landlord concurrently to provide Franchisor with a copy of any written notice of breach or default under the lease sent to Area Developer; and which grants to Franchisor, in its sole discretion, the right (but not the obligation) to cure any breach or default under the lease, should Area Developer fail to do so, within fifteen (l5) days after the expiration of the period in which Area Developer may cure the breach or default; and

            7. A provision that provides that upon Area Developer's default under the lease or under the Franchise Agreement, Franchisor shall without the landlord's further consent have a continuing right of entry into the premises, the right to operate a Golden Corral restaurant therein, the right but not the obligation to assume Area Developer's interests under the existing terms, conditions and covenants of the lease, and should Franchisor assume Area Developer's position under the lease, the right to assign the lease or sublet the premises to a third party which will operate on the premises a Golden Corral restaurant.

                                                                   EXHIBIT 10(a)



         D. Recognizing that time is of the essence, Area Developer agrees to satisfy the development schedule for the restaurant design described therein ("development schedule") set forth in Exhibit A, attached hereto. Failure by Area Developer to adhere to the development schedule shall constitute a default under this Agreement as provided in Section VI.B. hereof.

IV.      TERM
         ----

         Unless sooner terminated in accordance with the terms of this Agreement, the term of this Agreement and all present and future rights granted hereunder to develop restaurants in the Development Area shall expire on the earlier of the date when Area Developer has open and in operation all of the restaurants required by the development schedule set forth in Exhibit A hereto, or December 31, 2007, notwithstanding the fact that all of the restaurants to be developed pursuant to this Agreement are not opened and in operation.

V.       DUTIES OF THE PARTIES
         ---------------------

         A. For each restaurant developed hereunder Franchisor shall furnish to Area Developer the following:

            1. Such site selection guidelines and consultation as Franchisor may deem advisable; and

            2. Such on-site evaluation as Franchisor may deem advisable as part of its evaluation of Area Developer's request for site approval; provided, however, that Franchisor shall not provide on-site evaluation for any proposed site prior to Franchisor's receipt of a complete response to Franchisor's Site Evaluation Questionnaire, a description of the proposed site and a letter of intent or other evidence satisfactory to the Franchisor which confirm Area Developer's favorable prospects for obtaining the proposed site, pursuant to
Section III.B hereof. If on-site evaluation is deemed necessary and appropriate by Franchisor, Franchisor shall conduct up to two (2) on-site evaluations for each restaurant at Franchisor's cost; for each additional on-site evaluation (if any) Area Developer shall reimburse Franchisor for Franchisor's reasonable expenses, including, without limitation, the costs of travel, lodging, and food.

         B. Area Developer accepts the following obligations:

            1. An Area Developer which is a corporation shall comply, except as otherwise approved in writing by Franchisor, with the following requirements throughout the term of this Agreement:

               a. Area Developer shall furnish Franchisor with its Articles of Incorporation, Bylaws, other governing documents, any other documents Franchisor may reasonably request, and any amendments thereto.

               b. Area Developer shall confine its activities, and its governing documents, if any, shall at all times provide that its activities are confined, exclusively to the management and operation of the business contemplated hereunder, including the establishment and operation of the restaurants to be developed hereunder.

               c. Area Developer shall maintain stop transfer instructions against the transfer on its records of any voting securities; and shall issue no certificates for voting securities upon the face of which the following printed legend does not legibly and conspicuously appear:

              The transfer of this stock is subject to the terms and conditions of a Development Agreement with GOLDEN CORRAL FRANCHISING SYSTEMS, INC. dated ________. Reference is made to the provisions of the said Development Agreement and to the Articles and Bylaws of this Corporation.

                  d. Area Developer shall maintain a current list of all owners of record and all beneficial owners of any class of voting stock of Area Developer and shall furnish the list to Franchisor upon request. Such lists shall also include the percentage of ownership of each such owner.

                                                                   EXHIBIT 10(a)


             2. If Area Developer is a corporation, each proposed holder of an interest in Area Developer shall submit a franchise application to Franchisor, shall be approved by Franchisor, and shall, upon Franchisor's request, execute a guarantee of Area Developer's obligations under this Agreement in a form prescribed by Franchisor; provided, however, that the requirements of this
Section V.B. shall not apply to a holder of any corporation registered under the Securities and Exchange Act of 1934.

             3. An Area Developer which is a partnership shall comply, except as otherwise approved in writing by Franchisor, with the following requirements throughout the term of this Agreement:

                a. Area Developer shall furnish Franchisor with its partnership agreement as well as such other documents as Franchisor may reasonably request, and any amendments thereto.

                b. Area Developer shall prepare and furnish to Franchisor, upon request, a list of all general and limited partners in Area Developer.

             4. If Area Developer is a limited liability company, it shall: (i) furnish Franchisor with its articles of organization and operating agreement, as well as such other documents as Franchisor may reasonably request, and any amendments thereto; (ii) prepare and furnish to Franchisor, upon request, a current list of all members and managers in Area Developer; and (iii) maintain stop transfer instructions on its records against the transfer of any equity securities and shall only issue securities which bear a legend, in a form satisfactory to Franchisor, which references the transfer restrictions imposed by this Agreement.

             5. Area Developer shall at all times preserve in confidence any and all materials and information furnished or disclosed to Area Developer by Franchisor and shall disclose such information or materials only to such of Area Developer's employees or agents who must have access to it in connection with their employment. Area Developer shall not at any time, without Franchisor's prior written consent, copy, duplicate, record, or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person.

             6. Area Developer shall comply with all requirements of federal, state, and local laws, rules, and regulations.

             7. Except as otherwise specifically stated in this Agreement as to be performed by Franchisor, it is the Area Developer's responsibility to undertake all actions necessary to develop and open each and every restaurant at Area Developer's sole cost and expense, which responsibility includes but is not limited to: (a) identify potential sites to be developed; (b) to negotiate for the acquisition of such sites by lease or purchase; (c) to obtain necessary and appropriate governmental approvals; (d) to select a general contractor and obtain construction bids; (e) to adapt the generic building plans and specifications as provided by Franchisor to each selected site and have such plans sealed by Area Developer's architect/engineer; (f) obtain financing as needed for acquisition and construction of the building(s) and the purchase of all furniture, fixtures and equipment; and (g) to construct each restaurant to be developed pursuant to this Agreement.

VI.      DEFAULT
         -------

         A. Area Developer shall be deemed in default under this Agreement, and all rights granted herein shall automatically terminate, without notice to Area Developer, if Area Developer shall become insolvent or makes a general assignment for the benefit of creditors; if a petition in bankruptcy is filed by Area Developer or such a petition is filed against and not opposed by Area Developer; or if Area Developer is adjudicated a bankrupt, or insolvent; if a bill in equity or other proceeding for the appointment of a receiver of Area Developer or other custodian for Area Developer's business or assets is filed and consented to by Area Developer; if a receiver or other custodian (permanent or temporary) of Area Developer's business or assets or any part thereof is appointed by any court of competent jurisdiction; if proceedings for a composition with creditors under any state or federal law should be instituted by or against Area Developer; if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless a supersedeas bond is filed); or if execution is levied against Area Developer's business or assets, or if suit to foreclose any lien or mortgage against the premises or equipment is instituted against Area Developer and not dismissed within thirty (30) days; or if the real or personal property of any of Area Developer's restaurants shall be sold after levy thereupon by any sheriff, marshall or constable.

                                                                   EXHIBIT 10(a)

         B. If Area Developer fails to comply with the development schedule set forth in Exhibit A attached hereto, such action shall constitute a default under this Agreement, upon which Franchisor, in its discretion, may (1) terminate the credit granted in Section II.B. hereof and/or (2) terminate this Agreement and all rights granted hereunder without affording Area Developer any opportunity to cure the default, effective immediately upon receipt by Area Developer of written notice. If Area Developer fails to comply with the terms and conditions of any franchise agreement or development agreement between Area Developer and Franchisor, or makes or attempts to make a transfer or assignment in violation of Section VII.B. hereof, such action shall constitute a default under this Agreement. Upon such default, Franchisor, in its discretion, may terminate this Agreement and all rights granted hereunder without affording Area Developer any opportunity to cure the default, effective immediately upon receipt by Area Developer of written notice.

         C. Upon termination of the Agreement, Area Developer shall have no right to establish or operate any Golden Corral restaurants for which a Franchise Agreement has not been executed by Franchisor at the time of termination. Franchisor shall be entitled to establish, and to license others to establish, Golden Corral restaurants in the Development Area except as may be otherwise provided under any Franchise Agreement which has been executed between Franchisor and Area Developer.

         D. No default under this Development Agreement shall constitute a default under any Franchise Agreement between the parties hereto. Default under this Development Agreement shall constitute default under any other Development Agreement between the parties hereto.

         E. No right or remedy herein conferred upon or reserved to Franchisor is exclusive of any other right or remedy provided or permitted by law or equity.

VII.     TRANSFERS
         ---------

         A. Transfer by Franchisor:
            ----------------------

         Franchisor shall have the right to transfer or assign all or any part of its rights or obligations herein to any person or legal entity.

         B. Transfer by Developer:
            ---------------------

            1. Area Developer understands and acknowledges that the rights and duties set forth in this Agreement are personal to Area Developer, and are granted in reliance on Area Developer's business skill, financial capacity, and personal character. Accordingly, neither Area Developer nor any immediate or remote successor to any part of Area Developer's interest in this Agreement nor any individual, partnership, corporation, or other legal entity, which directly or indirectly controls Area Developer shall sell, assign, transfer, convey or give away, any direct or indirect interest in Area Developer or in the development rights granted by this Agreement without the prior written consent of Franchisor. No partial assignments of this Agreement and/or the Development Area can be made by Area Developer. Any purported assignment or transfer, by operation of law or otherwise, not having the written consent of Franchisor shall be null and void and shall constitute a material breach of this Agreement, for which Franchisor may then terminate without opportunity to cure pursuant to
Section VI.B. of this Agreement. The transfer restrictions described in this
Section VII.B. shall apply to any sale, assignment, transfer, conveyance, or donation of any ownership interest in Area Developer (except for an Area Developer which is a corporation registered under the Securities and Exchange Act of 1934) by any holder of such interest to any party.

            2. Franchisor shall not unreasonably withhold its consent to any such transfer; provided, however, that if a transfer, alone or together with other previous, simultaneous, or proposed transfers, would have the effect of transferring a controlling interest in Area Developer or in the development rights granted herein, Franchisor may, in its sole discretion, require as a condition of its approval that:

               a. All of Area Developer's accrued monetary obligations to Franchisor and all other outstanding obligations related to the terms and conditions under this Agreement shall have been satisfied;

                                                                  EXHIBIT 10(a)

               b. Area Developer is not in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Area Developer and Franchisor, or its subsidiaries and affiliates;

               c. The transferor shall have executed a general release under seal, in a form satisfactory to Franchisor, of any and all claims against Franchisor and its officers, directors, shareholders, and employees, in their corporate and individual capacities, including, without limitation, claims arising under federal, state, and local laws, rules, and ordinances;

               d. The transferee (and, if the transferee is other than an individual, such owners of a beneficial interest in the transferee as Franchisor may request) shall enter into a written assignment, under seal and in a form satisfactory to Franchisor, assuming and agreeing to discharge all of Area Developer's obligations under this Agreement;

               e. The transferee (and, if the transferee is other than an individual, such owners of a beneficial interest in the transferee as Franchisor may request) shall demonstrate to Franchisor's satisfaction that transferee meets Franchisor's educational, managerial, and business standards; possesses a good moral character, business reputation, and credit rating; has the minimum net worth and liquidity which meets Franchisor's then current requirements to become an area developer of the number and type of restaurants described in this Agreement; has the aptitude and ability to conduct the business franchised herein (as may be evidenced by prior related business experience equivalent to not less than three (3) years experience in the operation of the number and type of restaurants to be developed under this Agreement, the franchise application, or otherwise); and has adequate financial resources and capital to comply with the development schedule;

               f. At Franchisor's option, the transferee (and, if the transferee is other than an individual, such owners of a legal or beneficial interest in the transferee as Franchisor may request) shall execute (and/or, upon Franchisor's request, shall cause all interested parties to execute), for a term ending on the expiration date of this Agreement, Franchisor's standard form of Development Agreement, which agreement shall supersede this Agreement in all respects and the terms of which agreement may differ from the terms of this Agreement;

               g. Area Developer shall remain primarily liable for all obligations of the Area Developer's business, and all covenants to be kept or performed by Area Developer, and shall execute any and all instruments reasonably requested by Franchisor to evidence such liability;

               h. Each restaurant has already opened and been approved for operation by Franchisor in compliance with all the conditions listed herein;

               i. Except in the case of a transfer to a corporation formed for the convenience of ownership, a transfer fee in an amount equal to five percent (5%) of the development fee shall be paid by Developer to Franchisor under this Agreement, or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the application to transfer, including, without limitation, legal and accounting fees.

               j. Area Developer agrees that if, in the opinion of Franchisor, the price to be paid for any transfer appears to be excessive or is likely to result in there being an unsatisfactory return on investment, or there being an insufficient cash flow to meet obligations, Franchisor may, without liability to Area Developer, review such opinions with any such prospective transferee/purchaser.

               k. The transferee must at the time of the proposed transfer have an Operating Partner that has been approved by Franchisor and meets Franchisor's requirements for such position, which may include significant prior multi-unit restaurant operating experience, successful completion of Franchisor's training program for managers and ownership by such Operating Partner of a significant equity interest in the transferee.

            3. Franchisor shall not unreasonably withhold its consent to a proposed public offering of securities interests in Area Developer; provided, however, that Franchisor may, in its sole discretion, require as a condition of its approval that Franchisor or a company controlling Franchisor has previously made a public offering of Franchisor's or such company's securities. (For the purposes of this Section VII, a "public offering" shall mean any offering requiring

                                                                   EXHIBIT 10(a)

registration under any state or federal securities laws, and any offering exempt from registration but requiring disclosure under any federal law or regulation.)

            4. Area Developer shall grant no security interest in the franchised business or in any of its assets unless the secured party agrees that in the event of any default by Area Developer under any documents related to the security interest, Franchisor shall have the right and option to purchase the rights of the secured party upon payment of all sums then due to such secured party, except such amounts which may have become due as a result of any acceleration of the payment dates based upon the Area Developer's default.

            5. Area Developer acknowledges and agrees that each condition which must be met by the transferee franchisee is necessary to assure such transferee's full performance of the obligations hereunder.

         C. Offerings By Area Developer:
            ---------------------------

         Securities or partnership interests in Area Developer may be sold, by private offering or otherwise, only with the prior written consent of Franchisor, as required in Sections VII.B.2. and VII.B.3. hereof. All materials required for such offering by federal or state law shall be submitted to Franchisor for review prior to their being filed with any government agency; and any materials to be used in any exempt offering shall be submitted to Franchisor for review prior to their use. No Area Developer offering shall imply (by use of the Proprietary Marks or otherwise) that Franchisor is participating as an underwriter, issuer, or offeror of Area Developer's or Franchisor's securities; and Franchisor's review of any offering shall be limited solely to the subject of the relationship between Area Developer and Franchisor. Area Developer and the other participants in the offering must fully indemnify Franchisor in connection with the offering. For each proposed offering, Area Developer shall pay to Franchisor a non-refundable fee of Five Thousand Dollars ($5,000) if only GC-11S or GC-11M design restaurants are to be developed pursuant to this Development Agreement, and Ten Thousand Dollars ($10,000) if Metro Market design restaurants are to be developed, or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering. Area Developer shall give Franchisor written notice at least thirty (30) days prior to the date of commencement of any offering or other transaction covered by this Section VII.C.

         D. Right of First Refusal:
            ----------------------

            1. If any party holding any interest in Area Developer or in this Agreement (the transfer of which interest would have the effect of transferring a controlling interest in the franchised business), or if Area Developer, desires to accept any bona fide offer from a third party to purchase such interest or the premises of the franchised business, the seller shall notify Franchisor in writing of the terms of such offer, and shall provide such information and documentation relating to the offer as Franchisor may require; and Franchisor shall have the right and option, exercisable within thirty (30) days after receipt of such written notification, to send written notice to the seller that Franchisor intends to purchase the seller's interest on the same terms and conditions offered by the third party. In the event that Franchisor elects to purchase the seller's interest, closing on such purchase must occur within sixty (60) days from the date of notice to the seller of the election to purchase by Franchisor or such later date as may have been provided in the offer. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of an initial offer. Failure of Franchisor to exercise the option afforded by this Section VII.D shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Section VII.D, with respect to a proposed transfer.

            2. In the event the consideration, terms, and/or conditions offered by a third party are such that Franchisor may not reasonably be required to furnish the same consideration, terms, and/or conditions, then Franchisor may purchase the interest in the franchised business proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time on the reasonable equivalent in cash of the consideration, terms, and/or conditions offered by the third party, an independent appraiser shall be designated by Franchisor, and his determination shall be binding.

         E. Transfer Upon Death or Mental Incompetency:
            ------------------------------------------

                  Upon the death or mental incompetency of any person with a controlling interest in this Agreement or in Area Developer, the transfer of which requires the consent of Franchisor as provided in Section VII.B hereof, the executor, administrator, personal representative, guardian, or conservator of such person shall transfer such interest within six (6)

                                                                   EXHIBIT 10(a)

months after such death or mental incompetency to a third party approved by Franchisor. Such transfers, including, without limitation, transfers by devise or inheritance, shall be subject to the same conditions as any INTER VIVOS transfer. However, in the case of transfer by devise or inheritance, if the heirs or beneficiaries of any such person are unable to meet the conditions of this Section VII, the personal representative of the deceased person shall have a reasonable time to dispose of the deceased's interest in the franchise, which disposition shall be subject to all the terms and conditions for transfers contained in this Agreement. If the interest is not disposed of within a reasonable time, Franchisor may terminate this Agreement. Nothing contained in this Section VII.E. shall be deemed to relieve Area Developer of the requirement to satisfy the development schedule described in Section I.A. hereof and Exhibit A, attached hereto.

            F.  Non-Waiver of Claims:
                --------------------

            Franchisor's consent to a transfer of any interest in this Agreement or in Area Developer shall not constitute a waiver of any claims Franchisor may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

VIII.    COVENANTS
         ---------

            A. Area Developer covenants that during the term of this Agreement, except as otherwise approved in writing by Franchisor, Area Developer, (or, if Area Developer is a corporation or a limited liability company or partnership or other entity, a principal of Area Developer approved by Franchisor as the Operating Partner of Area Developer) shall devote full time, energy, and best efforts to the management and operation of the business contemplated hereunder, including the establishment and operation of the restaurants to be developed hereunder. The current Operating Partner approved by Franchisor is Todd Rion. Upon the death, incapacity or termination of the approved Operating Partner for any reason, the Area Developer must secure a substituted Operating Partner, who must be approved by Franchisor, within a reasonable period of time thereafter, but not later than three (3) months after the date of such Operating Partner's death, incapacity or termination. The Operating Partner as provided herein, must be a person who in Franchisor's sole judgment, possesses restaurant operations experience at a level appropriate to manage the number and type(s) of restaurants to be developed by Area Developer. Any such Operating Partner must attend and complete, to Franchisor's satisfaction, Franchisor's training program for certified managers.

            B. Area Developer specifically acknowledges that, pursuant to this Agreement, Area Developer will receive valuable confidential information, including, without limitation, information regarding the site selection and marketing methods and techniques of Franchisor and the System, and that Area Developer has the exclusive right and obligation under this Agreement to identify sites and develop the Development Area for the benefit of the System. Area Developer covenants that during the term of this Agreement, except as otherwise approved in writing by Franchisor, Area Developer shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person, persons, or legal entity:

               1. Divert or attempt to divert any business or customer of any Golden Corral restaurant to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks and the System;

               2. Area Developer shall not employ or seek to employ any person who is employed, or within the prior six (6) months had been employed by any other franchisee of Franchisor, or by Franchisor, or by any affiliate of Franchisor. Area Developer shall not directly or indirectly seek to induce such person to leave his or her employment for the purpose of becoming an employee of Area Developer.

               3. Own, invest in, maintain, engage in, be employed by, be a consultant to, or have any interest in any restaurant business which is located within the Development Area unless otherwise consented to in writing by Franchisor.

            C. Area Developer covenants that, except as otherwise approved in writing by Franchisor, Area Developer shall not, for a continuous uninterrupted period commencing upon the expiration or termination of this Agreement, regardless of the cause for termination, and continuing for two (2) years thereafter, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation, own, invest in,

                                                                   EXHIBIT 10(a)

maintain, operate, engage in, be employed by, be a consultant to, or have any interest in any restaurant business offering for sale steak, buffet, salad bar, bakery and other items which had been offered by the franchised business which is located within the Development Area.

            D. Sections VIII.B.3 and VIII.C shall not apply to ownership by Area Developer of less than a five percent (5%) beneficial interest in the outstanding equity securities of any corporation which is registered under the Securities and Exchange Act of 1934.

            E. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section VIII. is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Area Developer expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Section VIII.E.

            F. Area Developer understands and acknowledges that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Sections VIII.A and VIII.B in this Agreement or any portion thereof, without Area Developer's consent, effective immediately upon receipt by Area Developer of written notice thereof, and Area Developer agrees to comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section XIII hereof.

            G. Area Developer expressly acknowledges that the existence of any claims which Area Developer may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this Section VIII.

            H. Area Developer acknowledges that Area Developer's violation of the terms of this Section VIII would result in irreparable injury to Franchisor for which no adequate remedy at law may be available; and Area Developer accordingly consents to the issuance of, and agrees to pay all court costs and reasonable attorneys' fees incurred by Franchisor in obtaining, an injunction prohibiting any conduct by Area Developer in violation of the terms of this
Section VIII.

            I. At the request of Franchisor, Area Developer shall provide Franchisor with executed covenants similar in substance to those set forth in this Section VIII (including covenants applicable upon the termination of a person's relationship with Area Developer) from the following persons: (l) all managers of Area Developer and any other person employed by Area Developer who have received training from Franchisor; (2) all officers, directors, and holders of a direct or indirect beneficial ownership interest of five percent (5%) or more in Area Developer; and (3) if Area Developer is a partnership, the general partners and any limited partners (including any corporation, and the officers, directors, and holders of a beneficial interest of five percent (5%) or more of the securities of any corporation which controls, directly or indirectly, any general or limited partner). With respect to each person who becomes associated with Area Developer in one of the capacities enumerated above subsequent to execution of this Agreement, Area Developer shall require and obtain such covenants and promptly provide Franchisor with executed copies of such covenant. In no event shall any person enumerated be granted access to any confidential aspect of the System or the franchised business prior to execution of such a covenant. All covenants required by this Section VIII.I shall be in forms satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third party beneficiary of such covenants with the independent right to enforce them. Failure by Area Developer to obtain execution of a covenant required by this Section VIII.I shall constitute a material breach of this Agreement.

IX.         NOTICES
            -------

            Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered by any means which will provide evidence of the date received to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

                                                                   EXHIBIT 10(a)



         Notices to FRANCHISOR:     Vice President of Franchising
                                    Golden Corral Franchising
                                      Systems, Inc.
                                    P.O. Box 29502
                                    Raleigh, North Carolina  27626

         Notices to DEVELOPER:      Frisch's Restaurants, Inc.
                                    c/o Donald H. Walker, Vice President-Finance
                                    2800 Gilbert Avenue
                                    Cincinnati, OH 45206


         Any notice shall be deemed to have been given at the date and time it is received, or is refused, or delivery is made impossible by the intended recipient.

X.          INDEPENDENT CONTRACTOR AND INDEMNIFICATION
            ------------------------------------------

            A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them; that Area Developer shall be an independent contractor; and, that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

            B. During the term of this Agreement, Area Developer shall hold himself out to the public to be an independent contractor operating pursuant to this Agreement. Area Developer agrees to take such affirmative action as shall be necessary to do so, including, without limitation, exhibiting a notice of that fact in a conspicuous place in the franchised premises, the content of which Franchisor reserves the right to specify.

            C. Area Developer understands and agrees that nothing in this Agreement authorizes Area Developer to make any contract, agreement, warranty, or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name; and, that Franchisor shall in no event assume liability for, or be deemed liable as a result of, any such action, or by reason of any act or omission of Area Developer in Area Developer's operations hereunder, or any claim or judgment arising therefrom against Franchisor. Area Developer shall indemnify and hold Franchisor and Franchisor's predecessor(s), successor(s), parent(s), affiliates, stockholders, officers, directors and employees (past, present or future) harmless against any and all such claims directly or indirectly from, as a result of, or in connection with Area Developer's operations hereunder, as well as the costs, including attorneys' fees, of defending against them.

XI.         APPROVALS AND WAIVERS
            ---------------------

            A. Whenever this Development Agreement requires the prior approval or consent of Franchisor, Area Developer shall make a timely written request to Franchisor therefor; and, except as otherwise provided herein, any approval or consent granted shall be in writing.

            B. Franchisor makes no warranties or guarantees upon which Area Developer may rely, and assumes no liability or obligation to Area Developer, by providing any waiver, approval, advice, consent, or suggestion to Area Developer in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

            C. No failure of Franchisor to exercise any power reserved to it by this Agreement, or to insist upon strict compliance by Area Developer with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Franchisor's right to demand exact compliance with any of the terms herein. Waiver by Franchisor of any particular default by Area Developer shall not affect or impair Franchisor's rights with respect to any subsequent default of the same, similar or different nature, nor shall any delay, forbearance or omission of Franchisor to exercise any power or right arising out of any breach or default by Area Developer of any of the terms, provisions or covenants hereof, affect or impair Franchisor's right to exercise the same, nor shall such constitute a waiver by Franchisor of any right hereunder, or the right to declare any subsequent breach or default and to terminate this Agreement prior to the expiration of its term. Subsequent acceptance by Franchisor of any payments due to it hereunder shall not be

                                                                   EXHIBIT 10(a)

deemed to be a waiver by Franchisor of any preceding breach by Area Developer of any terms, covenants or conditions of this Agreement.

XII.        SEVERABILITY AND CONSTRUCTION
            -----------------------------

            A. Except as expressly provided to the contrary herein, each section, part, term, and/or provision of this Agreement shall be considered severable; and if, for any reason, any section, part, term, and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms, and/or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid sections, parts, terms, and/or provisions shall be deemed not to be a part of this Agreement.

            B. Anything to the contrary herein notwithstanding, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisor or Area Developer and such of their respective successors and assigns as may be contemplated by Section VII hereof, any rights or remedies under or by reason of this Agreement.

            C. Area Developer expressly agrees to be bound by any promise or covenants imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

            D. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

            E. Any provision or covenant of this Agreement by which its terms or by reasonable implication is to be performed in whole or in part, after the expiration or termination of this Agreement shall survive such expiration or termination.

XIII.       ENTIRE AGREEMENT
            ----------------

            This Agreement, the documents referred to herein, and the Attachments hereto, if any, constitute the entire, full, and complete agreement between Franchisor and Area Developer concerning the subject matter hereof and supersede any and all prior agreements. No amendment, change, or variance from this Agreement shall be binding on either party unless executed in writing.

XIV.        APPLICABLE LAW
            --------------

            A. This Agreement takes effect upon its acceptance and execution by Franchisor in North Carolina, and North Carolina law shall apply to any claim or controversy regarding the making, entering into, performance or interpretation of this Agreement. In the event of any conflict of law, the laws of North Carolina shall prevail, without regard for the application of North Carolina conflict of law rules; provided, however, that if any of the provisions of this Agreement would not be enforceable under the laws of North Carolina, but would be enforceable under the laws of the state in which the principal office of Area Developer is located, then such provisions shall be interpreted and construed under the laws of the state in which the principal office of Area Developer is located. Nothing in this Section XIV is intended by the parties to subject this Agreement to any franchise or similar law, rule, or regulation of the State of North Carolina to which it would not otherwise be subject.

                  B. Any action brought by Area Developer against Franchisor shall be brought exclusively, and any action brought by Franchisor against Area Developer may be brought, in the federal district court covering the location at which Franchisor has its principal place of business at the time the action is commenced; provided, however, that if the federal court would not have subject matter jurisdiction had the action been commenced in such court, then, in such event, the action shall (with respect to actions commenced by Area Developer), and may (with respect to actions commenced by Franchisor) be brought in the state court within the judicial district in which Franchisor has its principal place of business

                                                                   EXHIBIT 10(a)

at the time the action is commenced. The parties waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

            C. No right or remedy conferred upon or reserved to Franchisor or Area Developer by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

            D. Nothing herein contained shall bar Franchisor's right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions; nor shall the reference to such relief in certain Sections of this Agreement be deemed to imply the unavailability of such relief to enforce rights provided for in other sections.

            E. Franchisor and Area Developer irrevocably waive trial by jury in any action, proceeding, or counterclaim whether at law or in equity, brought by them against the other. Any and all claims and actions arising out of or relating to the Agreement, the relationship of Franchisor and Area Developer, or Area Developer's operation of its business shall be commenced within two years from the occurrence of the facts giving rise to such claim or action, or such claim or action shall be barred. Franchisor and Area Developer hereby waive to the fullest extent permitted by law any right to or claim of any punitive or exemplary damages against the others and agree that in the event of a dispute between them each shall be limited to the recovery of any actual damages sustained by them.

XV.         ACKNOWLEDGMENTS
            ---------------

            A. Area Developer acknowledges that Area Developer has received a copy of the complete Golden Corral restaurant Area Development Agreement, the attachments thereto, if any, and agreements relating thereto, if any, at least five (5) business days prior to the date on which this Agreement was executed. Area Developer further acknowledges that it has received a disclosure document which is required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures," and which contains a copy of this Development Agreement ("UFOC"), at least ten (10) business days prior to the date on which this Agreement was executed.

            B. Area Developer acknowledges that it has conducted an independent investigation of the business franchised hereunder, and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the ability of Area Developer as an independent businessman. Except with respect to any information contained in
Item 19 of Franchisor's UFOC, Franchisor expressly disclaims the making of, and Area Developer acknowledges that it has not received, any representation, express or implied, from any employee or agent of Franchisor, as to the prior, current, or potential sales, income, profits, or success of the business venture contemplated by this Agreement or of any other Area Developer.

            C. Area Developer acknowledges that it has read and understood this Agreement, the attachments hereto, if any, and agreements relating thereto, if any; and, that Franchisor has accorded Area Developer ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

                     THIS SPACE IS INTENTIONALLY LEFT BLANK
---------------------

                                                                   EXHIBIT 10(a)


         IN WITNESS WHEREOF, the parties hereto have fully executed, sealed, and delivered this Agreement on the day and year first above written.

                                   GOLDEN CORRAL FRANCHISING
                                   SYSTEMS, INC.
         (Corporate Seal)

                                   By: /s/ L. Tate
                                      -------------------------------------
                                             Its Vice President
                                             Larry I. Tate

                                   Attested

                                   By: /s/ Andrew W. Lilliston, Jr.
                                      -------------------------------------
                                             Its Assistant Secretary

ATTEST:                            AREA DEVELOPER: Frisch's Restaurants, Inc.


/s/ W. Gary  King                  By: /s/ Donald H. Walker         (SEAL)
---------------------------           -------------------------------------
Its Secretary                      Donald H. Walker, Vice President-Finance

         (Corporate Seal)

                                                                   EXHIBIT 10(a)


                   THE GOLDEN CORRAL FRANCHISING SYSTEMS, INC.
                           AREA DEVELOPMENT AGREEMENT

                                    EXHIBIT A

         1. DEVELOPMENT AREA - Each restaurant developed under this Development Agreement shall be located in the following area:

       See attached Exhibit "AA" which is incorporated herein by reference

         2. DEVELOPMENT SCHEDULE - Recognizing that time is of the essence, Area Developer agrees to satisfy the Development Schedule set forth below:

                                            Cumulative Total Number
                                            Restaurants Which
                                            Area Developer Shall Have
            By (Date)                       Open and in Operation
            ---------                       ---------------------

          12/31  , 20 01                        Two (2)
         --------    ----                   -----------
          12/31  , 20 02                        Four (4)
         --------    ----                   ------------
          12/31  , 20 03                        Six (6)
         --------    ----                    -----------
          12/31  , 20 04                        Eight (8)
         --------    ----                   -------------
          12/31  , 20 05                        Ten (10)
         --------    ----                   ------------
          12/31  , 20 06                        Twelve (12)
         --------    ----                   ---------------
          12/31  , 20 07                        Fifteen (15)
         --------    ----                   ----------------





                                                    DHW, LIT  initials
                                                    ---------

                                                                   EXHIBIT 10(a)


                                  EXHIBIT "AA"

The Development Area in which eleven (11) GC-11M restaurants and four (4) GC-11S restaurants are to be located is as follows:

(A) One (1) GC-11M restaurant within one defined submarket of Mentor, Ohio which submarkets is more specifically described on the attached segmentation map Exhibit A-1 as submarket numbered 2.

(B) One (1) GC-11M restaurant within one defined submarket of Macedonia, Ohio which submarket is more specifically described on the attached segmentation map Exhibit A-1 as submarket numbered 4.

(C) One (1) GC-11M restaurant within one defined submarket of Brooklyn, Ohio which submarket is more specifically described on the attached segmentation map Exhibit A-1 as submarket numbered 6.

(D) One (1) GC-11M restaurant within one defined submarket of N.
Olmsted/Westlake, Ohio which submarket is more specifically described on the attached segmentation map Exhibit A-1 as submarket numbered 7.

(E) Two (2) GC-11M restaurants within two defined submarkets of Akron, Ohio which submarkets are more specifically described on the attached segmentation map Exhibit A-2 as submarkets numbered 1 and 2.

(F) One (1) GC-11M restaurant within one defined submarket of Stow/Kent, Ohio which submarket is more specifically described on the attached segmentation map Exhibit A-2 as submarket numbered 3.

(G) Two (2) GC-11M restaurants within one defined submarket of Toledo, Ohio which submarkets are more specifically described on the attached segmentation map Exhibit A-3 as submarket numbered 1 and 2.

(H) One (1) GC-11M restaurant within one defined submarket of Elyria/Lorain, Ohio which submarket is more specifically described and encircled on the attached segmentation map Exhibit A-4.

(I) One (1) GC-11M restaurant one defined submarket of Canton, Ohio which submarket is more specifically described and encircled on the attached segmentation map Exhibit A-5.

(J) One (1) GC-11S restaurant within one defined submarket of Wooster, Ohio which submarket is more specifically described and encircled on the attached segmentation map Exhibit A-6.

(K) One (1) GC-11S restaurant within the city limits of Alliance, Ohio.

(L) One (1) GC-11S restaurant within the city limits of Medina, Ohio.

(M) One (1) GC-11S restaurant within the city limits of Bowling Green, Ohio.

                                                               Initials DHW, LIT
                                                                        --------

                                                                   EXHIBIT 10(a)


                   THE GOLDEN CORRAL FRANCHISING SYSTEMS, INC.
                              DEVELOPMENT AGREEMENT

                                   EXHIBIT B-1

                         ADDENDUM FOR GC-11S RESTAURANTS
                         -------------------------------

         The form of Addendum For GC-11S Restaurants currently offered by Franchisor is attached.

                                                                   EXHIBIT 10(a)



               ADDENDUM TO GOLDEN CORRAL FRANCHISING SYSTEMS, INC.
                   FRANCHISE AGREEMENT FOR GC-11S RESTAURANTS

         THIS ADDENDUM for GC-11S Restaurants ("Addendum") is made and entered into this ___ day of __________, 2000, by and between GOLDEN CORRAL FRANCHISING SYSTEMS, INC., a Delaware corporation, with its principal offices located in Raleigh, North Carolina 27626 (hereinafter "Franchisor"), and
___________________________ (hereinafter "Franchisee").

                                R E C I T A L S:
                                ----------------

         WHEREAS, Franchisor and Franchisee have entered into a Golden Corral Franchising Systems, Inc. Franchise Agreement dated __________________, 200_ ("Franchise Agreement");

         WHEREAS, the Franchise Agreement is for the establishment and operation of a Metro Market design restaurant and Franchisee wishes to establish and operate a GC-11S design restaurant;

         WHEREAS, certain provisions of the Franchise Agreement are not applicable to the restaurant to be operated by Franchisee pursuant to the Franchise Agreement and Franchisor and Franchisee desire to make certain modifications to the Franchise Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Sixth recital in the Franchise Agreement shall be deleted in its entirety, and shall have no force or effect, and the following shall be substituted in lieu thereof:

         WHEREAS, Franchisee desires to enter into the business of operating a GC-11S "Golden Corral" restaurant under the Proprietary Marks and the System (hereinafter referred to as "restaurant" or "franchised business") and wishes to obtain a franchise from Franchisor for that purpose, as well as to receive the training and other assistance provide by Franchisor in connection therewith; and

         2. In Section III, "Duties of Franchisor," paragraph C of the Franchise Agreement shall be deleted in its entirety, and shall have no force or effect, and the following shall be substituted in lieu thereof:

         C. Franchisor shall provide a managerial training program to Franchisee's restaurant manager (hereinafter "general manager") and to Franchisee's associate manager (hereinafter "associate manager") (hereinafter, together with any other manager(s) Franchisor may prescribe in the Manuals or otherwise in writing, collectively referred to as "managers")and shall make available such other training programs, from time to time, as it deems appropriate. All training provided by Franchisor shall be subject to the terms set forth in Sections VI.A. and VI.B. of this Agreement, and shall be at such times and places as may be designated by Franchisor.

         3. In Section VI, "Operational Duties of Franchisee," paragraphs A and B of the Franchise Agreement shall be deleted in their entirety, and shall have no force or effect, and the following shall be substituted in lieu thereof:

         A. Prior to the opening of the restaurant, the managers shall attend and complete, to Franchisor's satisfaction, the training program for managers offered by Franchisor. Franchisor shall take into consideration the background and experience of the person attending the training programs and whether such person has previously received training in the Franchisor's System. The training program for managers shall be provided at Franchisor's training center and/or in a company-owned restaurant of Golden Corral Corporation or at such other locations as Franchisor may designate. Franchisor shall provide instructors and training materials for such initial training program for each of Franchisee's initial managers for no additional fee for such training.

            1. Any persons subsequently employed by Franchisee in the position of general

                                                                   EXHIBIT 10(a)

            manager or associate manager shall also attend and complete, to Franchisor's satisfaction, Franchisor's training program for managers and Franchisee shall be responsible for a reasonable training fee. No person may at any time during the term of this Agreement serve as general manager or associate manager of the restaurant without first having been certified as completing Franchisor's training program for such managers in its entirety to Franchisor's satisfaction.

            2. Prior to the opening of the restaurant, such additional employees of Franchisee in positions identified by Franchisor in the Manuals or otherwise in writing shall attend and complete, to Franchisor's satisfaction, a training program in a company-owned restaurant of Golden Corral Corporation or at such other locations as Franchisor may designate.

         Franchisee or its employees shall be responsible for and pay any and all expenses incurred by them in connection with any training programs described in this Section VI.A., including, without limitation, the costs of transportation, lodging, meals and wages.

         B. The managers shall also attend such refresher courses, additional training programs and seminars as Franchisor may designate from time to time. For all such programs and seminars, Franchisor shall provide instructors and training materials; Franchisee and Franchisee's employees shall be responsible for and pay a reasonable training fee and any and all other expenses incurred by them in connection with such programs and seminars, including, without limitation, the costs of transportation, lodging, meals and any wages.

         4. In Section VI, "Operational Duties of Franchisee," paragraph D of the Franchise Agreement shall be deleted in its entirety, and shall have no force or effect, and the following shall be substituted in lieu thereof:

         D. Franchisee agrees to maintain a competent, conscientious, trained staff, including such minimum number of employees as may be prescribed by Franchisor and, except as prescribed in the Manuals or otherwise approved by Franchisor in writing, at least one full-time general manager and one full-time associate manager (one of such certified managers shall be present in the restaurant at all times during the restaurant's operation); to take such steps as are necessary to ensure that all employees of the restaurant keep a neat and clean personal appearance; to preserve good customer relations; to comply with such requirements relating to dress codes and uniforms as Franchisor may prescribe; and to comply with all applicable federal, state, and local laws, rules and regulations with respect to such employees. Full-time management shall be deemed to require that each manager be scheduled and present in the restaurant actively supervising operations for a minimum of forty (40) hours per week.

         5. In Section XIII, "Transfer of Interest," paragraph D of the Franchise Agreement shall be deleted in its entirety, and shall have no force or effect, and the following shall be substituted in lieu thereof:

         D. Securities or partnership interest in Franchisee may be sold, by private offering or otherwise, only with the prior written consent of Franchisor, as required in Sections XIII.B.2. and XIII.B.3. hereof. All materials required for such offering by federal or state law shall be submitted to Franchisor for review prior to their being filed with any government agency; and any materials to be used in any exempt offering shall be submitted to Franchisor for review prior to their use. No Franchisee offering shall imply (by use of the Proprietary Marks or otherwise) that Franchisor is participating as an underwriter, issuer, or offeror of Franchisee's or Franchisor's securities; and Franchisor's review of any offering shall be limited solely to the subject of the relationship between Franchisee and Franchisor. Franchisee and the other participants in the offering must fully indemnify Franchisor in connection with the offering. For each proposed offering, Franchisee shall pay to Franchisor a non-refundable fee of Five Thousand Dollars ($5,000), or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering. Franchisee shall give Franchisor written notice at least thirty (30) days prior to the date of commencement of any offering or other transaction covered by this
         Section XIII.D.

                                                                   EXHIBIT 10(a)

         6. This Addendum constitutes an integral part of the Franchise Agreement between the parties hereto, and the terms of this Addendum shall be controlling with respect to the subject matter hereof. Except as modified or supplemented by this Addendum, the terms of the Franchise Agreement are hereby ratified and confirmed.

         7. This Addendum shall be interpreted and construed in accordance with the laws of North Carolina, which laws shall prevail in the event of any conflict of law.

                                                                   EXHIBIT 10(a)



         IN WITNESS WHEREOF, the parties hereto have duly executed this Addendum to the Franchise Agreement on the day and year first above written.

                                  GOLDEN CORRAL FRANCHISING
                                  SYSTEMS, INC.


(Corporate Seal)                  By:
                                     --------------------------
                                          Its Vice President

                                  Attested

                                  By:
                                     --------------------------
                                  Its                 Secretary
                                     ----------------


WITNESS:                          FRANCHISEE:
                                  By:                    (SEAL)
------------------------             --------------------------

                                                                   EXHIBIT 10(a)



                   THE GOLDEN CORRAL FRANCHISING SYSTEMS, INC.
                              DEVELOPMENT AGREEMENT

                                   EXHIBIT B-2

                         ADDENDUM FOR GC-11M RESTAURANTS
                         -------------------------------

         The form of Addendum For GC-11M Restaurants currently offered by Franchisor is attached.

                                                                   EXHIBIT 10(a)



               ADDENDUM TO GOLDEN CORRAL FRANCHISING SYSTEMS, INC.
                   FRANCHISE AGREEMENT FOR GC-11M RESTAURANTS

         THIS ADDENDUM for GC-11M Restaurants ("Addendum") is made and entered into this ___ day of __________, 200 __, by and between GOLDEN CORRAL FRANCHISING SYSTEMS, INC., a Delaware corporation, with its principal offices located in Raleigh, North Carolina 27626 (hereinafter "Franchisor"), and ________________________________________________________________ (hereinafter
"Franchisee").

                                R E C I T A L S:
                                ----------------

         WHEREAS, Franchisor and Franchisee have entered into a Golden Corral Franchising Systems, Inc. Franchise Agreement dated __________________, 200__ ("Franchise Agreement");

         WHEREAS, the Franchise Agreement is for the establishment and operation of a Metro Market design restaurant and Franchisee wishes to establish and operate a GC-11M design restaurant;

         WHEREAS, certain provisions of the Franchise Agreement are not applicable to the restaurant to be operated by Franchisee pursuant to the Franchise Agreement and Franchisor and Franchisee desire to make certain modifications to the Franchise Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Sixth recital in the Franchise Agreement shall be deleted in its entirety, and shall have no force or effect, and the following shall be substituted in lieu thereof:

         WHEREAS, Franchisee desires to enter into the business of operating a GC-11M "Golden Corral" restaurant under the Proprietary Marks and the System (hereinafter referred to as "restaurant" or "franchised business") and wishes to obtain a franchise from Franchisor for that purpose, as well as to receive the training and other assistance provided by Franchisor in connection therewith; and

         2. In Section III, "Duties of Franchisor," paragraph C of the Franchise Agreement shall be deleted in its entirety, and shall have no force or effect, and the following shall be substituted in lieu thereof:

         C. Franchisor shall provide a managerial training program to Franchisee's restaurant manager (hereinafter "general manager") , and to Franchisee's associate manager (hereinafter "associate manager") (hereafter, together with any other manager(s) Franchisor may prescribe in the Manuals or otherwise in writing, collectively referred to as "managers")and shall make available such other training programs, from time to time, as it deems appropriate. All training provided by Franchisor shall be subject to the terms set forth in Sections VI.A. and VI.B. of this Agreement, and shall be at such times and places as may be designated by Franchisor.

         3. In Section VI, "Operational Duties of Franchisee," paragraphs A and B of the Franchise Agreement shall be deleted in their entirety, and shall have no force or effect, and the following shall be substituted in lieu thereof:

         A. Prior to the opening of the restaurant, the managers shall attend and complete, to Franchisor's satisfaction, the training program for managers offered by Franchisor. Franchisor shall take into consideration the background and experience of the person attending the training programs and whether such person has previously received training in the Franchisor's System. The training program for managers shall be provided at Franchisor's training center and/or in a company-owned restaurant of Golden Corral Corporation or at such other locations as Franchisor may designate. Franchisor shall provide instructors and training materials for such initial training program for each of Franchisee's initial managers for no additional fee for such training.

            1. Any persons subsequently employed by Franchisee in the position of general

                                                                   EXHIBIT 10(a)

            manager or associate manager shall also attend and complete, to Franchisor's satisfaction, Franchisor's training program for managers and Franchisee shall be responsible for a reasonable training fee. No person may at any time during the term of this Agreement serve as general manager or associate manager of the restaurant without first having been certified as completing Franchisor's training program for such managers in its entirety to Franchisor's satisfaction.

            2. Prior to the opening of the restaurant, such additional employees of Franchisee in positions identified by Franchisor in the Manuals or otherwise in writing shall attend and complete, to Franchisor's satisfaction, a training program in a company-owned restaurant of Golden Corral Corporation or at such other locations as Franchisor may designate.

         Franchisee or its employees shall be responsible for and pay any and all expenses incurred by them in connection with any training programs described in this Section VI.A., including, without limitation, the costs of transportation, lodging, meals and wages.

         B. The managers shall also attend such refresher courses, additional training programs and seminars as Franchisor may designate from time to time. For all such programs and seminars, Franchisor shall provide instructors and training materials; Franchisee and Franchisee's employees shall be responsible for and pay a reasonable training fee and any and all other expenses incurred by them in connection with such programs and seminars, including, without limitation, the costs of transportation, lodging, meals and any wages.

         4. In Section VI, "Operational Duties of Franchisee," paragraph D of the Franchise Agreement shall be deleted in its entirety, and shall have no force or effect, and the following shall be substituted in lieu thereof:

         D. Franchisee agrees to maintain a competent, conscientious, trained staff, including such minimum number of employees as may be prescribed by Franchisor and, except as prescribed in the Manuals or otherwise approved by Franchisor in writing, at least one full-time general manager and one full-time associate manager (one of such certified managers who shall be present in the restaurant at all times during the restaurant's operation); to take such steps as are necessary to ensure that all employees of the restaurant keep a neat and clean personal appearance; to preserve good customer relations; to comply with such requirements relating to dress codes and uniforms as Franchisor may prescribe; and to comply with all applicable federal, state, and local laws, rules and regulations with respect to such employees. Full-time management shall be deemed to require that each manager be scheduled and present in the restaurant actively supervising operations for a minimum of forty (40) hours per week.

         5. In Section XIII, "Transfer of Interest," paragraph D of the Franchise Agreement shall be deleted in its entirety, and shall have no force or effect, and the following shall be substituted in lieu thereof:

         D. Securities or partnership interest in Franchisee may be sold, by private offering or otherwise, only with the prior written consent of Franchisor, as required in Sections XIII.B.2. and XIII.B.3. hereof. All materials required for such offering by federal or state law shall be submitted to Franchisor for review prior to their being filed with any government agency; and any materials to be used in any exempt offering shall be submitted to Franchisor for review prior to their use. No Franchisee offering shall imply (by use of the Proprietary Marks or otherwise) that Franchisor is participating as an underwriter, issuer, or offeror of Franchisee's or Franchisor's securities; and Franchisor's review of any offering shall be limited solely to the subject of the relationship between Franchisee and Franchisor. Franchisee and the other participants in the offering must fully indemnify Franchisor in connection with the offering. For each proposed offering, Franchisee shall pay to Franchisor a non-refundable fee of Five Thousand Dollars ($5,000), or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering. Franchisee shall give Franchisor written notice at least thirty (30) days prior to the date of commencement of any offering or other transaction covered by this
         Section XIII.D.

                                                                   EXHIBIT 10(a)

         6. This Addendum constitutes an integral part of the Franchise Agreement between the parties hereto, and the terms of this Addendum shall be controlling with respect to the subject matter hereof. Except as modified or supplemented by this Addendum, the terms of the Franchise Agreement are hereby ratified and confirmed.

         7. This Addendum shall be interpreted and construed in accordance with the laws of North Carolina, which laws shall prevail in the event of any conflict of law.

                                                                   EXHIBIT 10(a)




         IN WITNESS WHEREOF, the parties hereto have duly executed this Addendum to the Franchise Agreement on the day and year first above written.

                                  GOLDEN CORRAL FRANCHISING
                                  SYSTEMS, INC.


(Corporate Seal)                  By:
                                     --------------------------------------
                                           Its Vice President

                                  Attested

                                  By:
                                     --------------------------------------
                                           Its             Secretary
                                               -----------


WITNESS:                          FRANCHISEE


                                  By:                            (SEAL)
-------------------                  --------------------------------------
                                                       (Name)

                                                                   EXHIBIT 10(a)




                   THE GOLDEN CORRAL FRANCHISING SYSTEMS, INC.
                              DEVELOPMENT AGREEMENT

                                    EXHIBIT C

                               FRANCHISE AGREEMENT
                               -------------------

         The form of Franchise Agreement currently offered by Franchisor is attached.

                                                                   EXHIBIT 10(a)















                     GOLDEN CORRAL FRANCHISING SYSTEMS, INC.

                               FRANCHISE AGREEMENT















                                                  3/31/00

                                                                   EXHIBIT 10(a)




                                  GOLDEN CORRAL

                               FRANCHISE AGREEMENT

         THIS AGREEMENT, is made and entered into this the ____ day of ________, 200__ , between Golden Corral Franchising Systems, Inc., a Delaware corporation, with its principal offices located in Raleigh, North Carolina (hereinafter "Franchisor"), and _______________________________________________ (hereinafter
"Franchisee").

                                   WITNESSETH:

         WHEREAS, Golden Corral Corporation, a North Carolina corporation, as the result of the expenditure of time, skill, effort, and money, has developed and owns a unique system (hereinafter "System") for opening and operating family steakhouse restaurants;

         WHEREAS, the distinguishing characteristics of the System include, without limitation, the establishment, development, and operation of a family restaurant which features steak, seafood, chicken, salad bars, food buffet, in-store display bakery, and other food and beverage items for lunch, dinner, weekend breakfast and snacks; emphasis on prompt, courteous service in a clean, wholesome, family-oriented atmosphere; distinctive exterior and interior design and trade dress; standards and specifications for materials, equipment, furnishings, fixtures, supplies, signage and food and beverage items (including special quality and quantity standards); operating procedures for sanitation and maintenance; special procedures for food and beverage preparation and service; training and assistance; and methods and techniques for inventory and cost controls, record keeping and reporting, purchasing, customer service, sales promotion, and advertising; all of which may be changed, improved, and further developed by Franchisor from time to time;

         WHEREAS, the System is identified by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including but not limited to the mark "GOLDEN CORRAL" and such other trade names, service marks, and trademarks as are now or hereafter designated by Franchisor (in the Confidential Operations Manuals or otherwise in writing) for use in connection with the System (hereinafter referred to as "Proprietary Marks");

         WHEREAS, Franchisor continues to develop, use, and control the use of the Proprietary Marks in order to identify for the public the source of products and services marketed thereunder and under the System, and to represent the System's high standards of quality, appearance, and service;

         WHEREAS, Golden Corral Corporation has granted Franchisor the non-exclusive right to franchise others to operate restaurants using the System, including the Proprietary Marks;

         WHEREAS, Franchisee desires to enter into the business of operating a metro market "Golden Corral" restaurant under the Proprietary Marks and the System (hereinafter referred to as "restaurant" or "franchised business") and wishes to obtain a franchise from Franchisor for that purpose, as well as to receive the training and other assistance provided by Franchisor in connection therewith; and

         WHEREAS, Franchisee understands and acknowledges the importance of Franchisor's high standards of quality, cleanliness, appearance, and service, and the necessity of opening and operating the business franchised hereunder in conformity with Franchisor's standards and specifications;

         NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other party set forth herein, hereby agree as follows:

                                                                   EXHIBIT 10(a)




I.          GRANT
            -----

         A. Franchisor hereby grants to Franchisee, upon the terms and conditions herein contained, the right and franchise, and Franchisee undertakes the obligation, to operate a restaurant and to use solely in connection therewith the Proprietary Marks and System, as they may be changed, improved, and further developed from time to time, only at the Approved Location (hereinafter the "Approved Location") described in Section I.B. hereof.

         B. The Approved Location under this Agreement is:
_____________________________
_____________________________
_____________________________.

         1. If, at the time of execution of this Agreement, a location for the franchised business has not been obtained by Franchisee and approved by Franchisor, Franchisee shall obtain a location, subject to Franchisor's approval as provided in Attachment A to this Agreement (which Attachment A shall constitute an integral part of this Agreement), and that location shall constitute the Approved Location.

         2. Franchisee shall not relocate the franchised business without the prior written approval of Franchisor. In the event that Franchisor approves any such relocation, Franchisee shall execute (and/or upon Franchisor's request, shall cause all interested parties to execute), the standard form franchise agreement then being offered to new System franchisees and other ancillary agreements as Franchisor may require for the relocated franchised business and pay the then current initial franchise fee for such relocated restaurant, which agreements shall supersede this Agreement in all respects and the terms of which agreements may differ from the terms of this Agreement, including, without limitation, a higher percentage royalty rate and advertising contribution. Franchisee shall receive a prorata credit for the unamortized amount of the initial franchise fee paid pursuant to this Agreement which will be credited toward the initial franchise fee payable under any such relocated restaurant's franchise agreement. For example, if the term of this Agreement is fifteen (15) years, the original initial franchise fee was $40,000 and the relocated restaurant opens ten (10) years after the commencement of the term of this Agreement, then Franchisee will receive a prorata credit of $13,333 toward the relocated restaurant's initial franchise fee.

         3. Any approvals furnished by Franchisor pursuant to this Section I.B. shall be at its sole discretion, and shall not be deemed to be a guarantee or assurance by Franchisor that the restaurant shall be profitable or successful.

         C. During the term of this Agreement, Franchisor shall not establish and operate, nor license another to establish and operate, a restaurant under the Proprietary Marks and the System within a radius of _____( ) miles distance from the Approved Location (hereinafter "the Protected Territory"); provided, however, that Franchisor retains the right, among other rights, both within and outside of the Protected Territory, and without offering Franchisee any rights therein, (i) to own, acquire, establish and operate, and to license others to establish and operate, restaurant businesses utilizing the Proprietary Marks and/or the System at or from educational institutions (including, without limitation, colleges and universities); hospitals; airports; food courts; manufacturing, industrial or research facilities; office buildings; convention centers; supermarkets; gasoline stations; department stores; contract food services; theaters; convenience stores; vending machines; fixed/mobile modular units; any casino or other gambling facility; hotels; kiosks; any sports facility, public transportation facility, or public entertainment facility; or any facility which is owned by, or operated by or under contract with, any military or other government entity; (ii) to sell or distribute, at retail or wholesale, directly or indirectly, or license others to sell or distribute, any products under any proprietary marks, including the Proprietary Marks; and,
(iii) to own, acquire, establish and/or operate, and franchise others to establish and operate, other restaurant concepts now or hereinafter offered by Franchisor, as well as businesses under proprietary marks other than the Proprietary Marks or other systems, whether such restaurant concepts or businesses are similar to or different from the restaurant, at any location within or outside the Protected Territory. Except as described in this Section I.C., Franchisee acknowledges that this franchise is non-exclusive, is granted subject to the terms and conditions of Section VII.C hereof, and that Franchisor retains the right outside of the Protected Territory to establish and operate, and to franchise others to establish and operate, restaurant businesses utilizing the Proprietary Marks and/or the System at or from any location, regardless of its proximity to the Approved Location.

                                                                   EXHIBIT 10(a)



II.         TERM AND RENEWAL
            ----------------

         A. Except as otherwise provided in this Agreement, the term of this franchise shall be for fifteen (l5) years from the date the restaurant is first opened for business. In the event the restaurant is first opened for business on other than the first day of the month, then the term shall be calculated for fifteen (15) years from the first day of the month following the restaurant's opening and the expiration date shall be the last day of the 180th month thereafter. Franchisee, upon Franchisor's request, shall execute an agreement, in a form acceptable to Franchisor, specifying the commencement and expiration dates of this Agreement. Franchisee shall execute such agreement specifying the term and deliver it to Franchisor within fifteen (15) days of its receipt.

         B. Franchisee may, at its option, renew this franchise for two (2) additional consecutive terms of five (5) years each, provided that at the end of the applicable term:

            1. Franchisee has given Franchisor written notice of such election to renew not less than six (6) months nor more than twelve (12) months prior to the end of the term;

            2. Franchisee has made, or has provided for, such renovation and modernization of the restaurant premises (hereinafter the "premises") as Franchisor may reasonably require, including, without limitation, maintenance, renovation of signs, equipment, furnishings, fixtures, and decor to reflect the then-current standards, image, and competitive conditions of the System;

            3. Franchisee is not in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and Franchisor, or its subsidiaries and affiliates, if any, and has substantially complied with all the terms and conditions of such agreements during the terms thereof;

            4. Franchisee has satisfied all monetary obligations owed by Franchisee to Franchisor and its subsidiaries and affiliates, if any, and has timely met these obligations throughout the term of this Agreement;

            5. Franchisee shall present satisfactory evidence that Franchisee has the right to remain in possession of the premises for the renewal term or has obtained Franchisor's prior written approval for relocation of the restaurant to a new Approved Location;

            6. Franchisee shall execute Franchisor's then-current form of renewal Franchise Agreement, which agreement shall supersede this Agreement in all respects, and the terms of which may differ from the terms of this Agreement, including, without limitation, a higher percentage royalty fee and advertising contribution; provided, however, that Franchisee shall pay, in lieu of the then-current initial franchise fee, a renewal fee not to exceed in amount the mathematical product of (a) the then-current initial franchise fee being charged by Franchisor for a single franchised business under the System for the restaurant design franchised hereunder (or, if no such design is then offered, such fee for the restaurant design closest in interior square footage to the restaurant) divided by the total number of years in the initial term under the then-current Franchise Agreement (b) multiplied by five (5);

            7. Franchisee shall execute a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor and its subsidiaries and affiliates, and their respective officers, directors, agents, and employees; and

            8. Franchisee shall comply with Franchisor's then-current qualification and training requirements.

         C. Other than the two (2) renewal terms of five (5) years each which are referred to in Section II.B. above, there is no promise or representation as to any other rights of renewal of this Agreement or the grant of a new license.

III.     DUTIES OF FRANCHISOR
         --------------------

         A. Franchisor shall make available, at no charge to Franchisee, generic plans and specifications designed for use in Raleigh, North Carolina for the construction of the restaurant, including the restaurant's exterior and interior design and layout, fixtures, furnishings, and signs. Franchisee shall adapt, at Franchisee's expense, the generic plans and specifications to the restaurant's location, as provided in Section V. hereof.

         B. Franchisor shall provide Franchisee with specifications for equipment, supplies, and inventory necessary to establish and operate the franchised business.

         C. Franchisor shall provide a managerial training program to Franchisee's restaurant manager (hereinafter "general manager"), to Franchisee's associate manager-kitchen (hereinafter "associate manager-kitchen"), and to Franchisee's associate manager-service (hereinafter, "associate manager-service") (collectively, "managers") and shall make available such other training programs, from time to time, as it deems appropriate. All training provided by Franchisor shall be subject to the terms set forth in Sections VI.A. and VI.B of this Agreement, and shall be at such times and places as may be designated by Franchisor.

         D. Upon Franchisee's request, and subject (as to timing) to the availability of personnel, Franchisor shall provide Franchisee, at Franchisor's expense, an aggregate of fifteen (15) to forty-five (45) man-days of on-site management assistance in connection with the opening of the restaurant.

         E. In addition to the assistance described in Section III.D. hereof, immediately prior to and upon opening of the restaurant, Franchisor shall provide, at the restaurant, such of Franchisor's personnel for such length of time as Franchisor, in its sole discretion, deems necessary to train and prepare Franchisee's non-managerial employees for opening and operating the restaurant. Franchisee acknowledges and agrees that Franchisee shall bear all the costs and expenses of Franchisor's personnel incurred as a result of providing such training, including, without limitation, such personnels' transportation costs for travel to and from the restaurant, and food, lodging, and wages for such employees during the period such training assistance is being provided.

         F. Franchisor shall provide to Franchisee periodic and continuing advisory assistance to Franchisee in the operation and promotion of the franchised business, and advice and written materials concerning new developments in Franchisor's restaurant equipment, food products, packaging, and preparation.

         G. Franchisor shall make available, from time to time, at Franchisee's expense, such approved advertising and promotional plans and materials for local advertising and promotion as Franchisor deems advisable.

         H. Franchisor shall provide Franchisee, on loan, one (l) set of the Confidential Operations Manuals (hereinafter referred to as "the Manuals"), as more fully described in, and subject to the terms of, Section IX. hereof.

         I. Franchisor shall provide Franchisee, in the Manuals or otherwise in writing, initial sets of accounting forms for use in the franchised business.

         J. All of the obligations of Franchisor under this Agreement are to Franchisee, and no other party is entitled to rely on, enforce, or obtain relief for breach of such obligation, either directly or by subrogation.

         K. Franchisor shall not, by virtue of any approvals, advice, forms or services provided to Franchisee, assume responsibility or liability to Franchisee or any third parties to which Franchisor would not otherwise be subject.

         L. Franchisor shall have the right to delegate and re-delegate its responsibilities and duties under this Agreement to any designee(s) of its choosing; provided, however, that the right of final approval of all advertising programs, as set forth in Section XI, shall be retained at all times by Franchisor.

IV.      FEES
         ----

         A. In consideration of the franchise granted herein, Franchisee shall pay to Franchisor the following fees:

            1. An initial franchise fee of Forty Thousand Dollars
($40,000)payable as follows:

               a. Ten Thousand Dollars ($10,000) which Franchisor acknowledges receipt upon execution of this Agreement;

                                                                   EXHIBIT 10(a)

               b. Fifteen Thousand Dollars ($15,000) which Franchisee shall pay upon being notified by Franchisor of site approval for the restaurant, except when this Agreement is granted pursuant to an Area Development Agreement, Fifteen Thousand Dollars ($15,000) shall also be paid upon execution of this Agreement; and,

               c. Fifteen Thousand Dollars ($15,000) which Franchisee shall pay at least fourteen (14) days prior to opening the restaurant.

The initial franchise fee (and each portion thereof) described in this Section IV.A.1. shall be deemed fully earned and non-refundable in consideration for, among other things, the administrative and other expenses incurred by Franchisor in furnishing assistance and services to Franchisee and for Franchisor's lost or deferred opportunity to franchise others; and

            2. A continuing weekly or monthly (at Franchisor's sole discretion) royalty fee during the term of this Agreement in an amount equal to four percent (4%) of the gross sales of the restaurant, as defined in Section IV.D. hereof.

         B. Franchisee shall also expend or contribute monthly or weekly (at Franchisor's sole discretion), on advertising, two percent (2%) of its gross sales or such greater amount, up to a maximum of six percent (6%), in the manner to be determined by Franchisor, as described in Section XI.A. hereof.

         C. Except as otherwise provided in Section IV.C.1 hereof, Franchisee shall make all payments to Franchisor or to a National Fund or Regional Fund (as defined in Section XI. hereof) required by Sections IV.A.2. and IV.B. hereof by the tenth (lOth) day of each month on the gross sales during the preceding month.

            1. Franchisor shall have the right to require in the Manuals or otherwise in writing that Franchisee make such payments to Franchisor or to a bank account specified by Franchisor on a weekly basis by electronic fund transfer, pre-authorized auto-draft arrangement, or such other means as Franchisor may specify from time-to-time in writing. Such weekly payments shall be paid by Thursday for the week ending on the preceding Sunday, or as otherwise designated by Franchisor in writing. Franchisee shall report its gross sales for such week to Franchisor by telephone within two (2) days after the end of such week. Franchisee agrees to maintain sufficient funds in its bank account designated for such payments to cover all amounts payable. Franchisee shall furnish Franchisor, Franchisor's bank, any other recipients of payment with such information and authorizations as may be necessary to permit such persons to make withdrawals by electronic fund transfer or auto-draft arrangement. Franchisee shall bear all expenses, if any, associated with such authorizations and payments.

            2. All monthly or weekly payments made pursuant to this Section IV.C. shall be submitted to Franchisor together with any reports or statements required under Section X.B. hereof. Any payment or report not actually received by Franchisor or any other recipient on or before the date due shall be overdue. If any payment is overdue, Franchisee shall pay to Franchisor, immediately upon demand, in addition to the overdue amount a late fee of Seventy-Five Dollars ($75.00) and interest on the overdue amount from the date it was due until payment is received at one and one-half percent (1 1/2%) per month, or the maximum rate permitted by law, whichever is less. Entitlement to such late fee and interest shall be in addition to any other remedies Franchisor may have.

            3. Franchisor shall have the right to retain any and all amounts otherwise due or payable by Franchisor and/or any affiliate of Franchisor to Franchisee and apply such amounts to any sum due Franchisor or any affiliate of Franchisor under this or any other agreement.

         D. "Gross sales," as used in this Agreement, shall include all receipts from the sale of food, beverages, and merchandise or services in or from the franchised business and all other income of every kind and nature related to the franchised business (including off-premises catering, games/vending machine receipts and employee meals at discounted sales prices) whether for cash or credit, and regardless of collection in the case of credit; provided, however, that "gross sales" shall not include refunds or any sales taxes or other taxes collected by Franchisee for transmittal to the appropriate taxing authority.



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
                                                                   EXHIBIT 10(a)




V.       FRANCHISEE'S ACQUISITION OF AND CONSTRUCTION OF PREMISES
         --------------------------------------------------------

         Franchisee understands and acknowledges that every detail of the franchised business is important to Franchisee, Franchisor, and other franchisees in order to develop and maintain high operating standards, to increase the demand for the products and services sold by all franchisees, and to protect Franchisor's reputation and goodwill.

         A. No later than one hundred eighty (180) days after execution of this Agreement, Franchisee shall obtain a site by lease or purchase for the restaurant, the terms of which Franchisor reserves the right to approve. Time is of the essence in Franchisee's obtaining a site for the restaurant.

         B. If Franchisee will occupy the premises from which the franchised business is conducted under a lease, Franchisee shall, prior to the execution thereof, submit such lease to Franchisor for its written approval. Franchisor's approval of a lease (if any) for the site shall be conditioned upon the inclusion in the lease of such provisions as Franchisor may reasonably require, including, without limitation:

            1. A provision which restricts the use of the premises during the term of the Franchise Agreement solely to the operation of the business franchised hereunder;

            2. A provision which prohibits Franchisee from subleasing or assigning all or any part of its occupancy rights or extending the term of or renewing the lease, without Franchisor's prior written consent;

            3. A provision that the landlord consents to Franchisee's use of such Proprietary Marks and signage as Franchisor may prescribe for the franchised business;

            4. A provision giving Franchisor the right to enter the premises without assuming the lease to make modifications necessary to protect the Proprietary Marks and the System or cure any default under this Agreement;

            5. A provision that the initial term of the lease, or the initial term together with any renewal terms (for which the rent shall be set forth in the lease), shall be for not less than fifteen (l5) years;

            6. A provision which requires the landlord concurrently to provide Franchisor with a copy of any written notice or breach of default under the lease sent to Franchisee; and which grants to Franchisor, in its sole discretion, the right (but not the obligation) to cure any breach or default under the lease, should Franchisee fail to do so, within fifteen (l5) days after the expiration of the period in which Franchisee may cure the breach or default; and

            7. A provision that provides that upon Franchisee's default under the lease or under the Franchise Agreement, Franchisor shall without the landlord's further consent have a continuing right of entry into the premises, the right to operate a Golden Corral restaurant therein, the right but not the obligation to assume Franchisee's interests under the existing terms, conditions and covenants of the lease, and should Franchisor assume Franchisee's position under the lease, the right to assign the lease or sublet the premises to a third party which will operate on the premises a Golden Corral restaurant.

         C. Before commencing any construction or renovation of the restaurant, Franchisee, at its expense, shall comply, to Franchisor's satisfaction, with all of the following requirements:

            1. Franchisee shall employ a licensed architect to prepare and seal the site-adapted plans and specifications for construction of the restaurant, referred to in Section V.D., and Franchisee shall submit to Franchisor a statement identifying the architect;

            2. Franchisee shall submit to Franchisor, for Franchisor's approval, the site-adapted plans and specifications adapting Franchisor's then-current generic plans and specifications to Franchisee's location and to local, state, and federal laws, regulations, and ordinances. When approved by Franchisor, such site-adapted plans and specifications shall thereafter not be changed or modified without the prior written consent of Franchisor;

                                                                   EXHIBIT 10(a)

            3. Franchisor shall provide Franchisee written notice of approval or disapproval of the site-adapted plans and specifications within sixty (60) days after receipt of such plans and specifications from Franchisee;

            4. Franchisee shall employ a qualified general contractor to supervise construction of the restaurant and completion of all improvements, and Franchisee shall submit to Franchisor a statement identifying the general contractor;

            5. Franchisee shall submit to Franchisor a list identifying the vendor(s) which are to supply furniture, fixtures and equipment to the restaurant; and

            6. Franchisee shall, using only Franchisee's legal name, use its best efforts to obtain all permits and certifications required for lawful construction and operation of the restaurant, including, without limitation, zoning, access, sign, and fire requirements, and shall certify in writing to Franchisor that all such permits and certifications have been obtained.

         D. Franchisee shall commence construction or renovation of the restaurant within thirty (30) days after execution of the approved lease for the premises or purchase of the site for the restaurant or, if Franchisee's right to occupy the premises begins after the date of execution of the lease, within thirty (30) days after obtaining possession of the premises. Franchisee shall provide written notice to Franchisor of the date construction of the restaurant commenced within five (5) days after commencement and shall at that time submit in writing a construction schedule and a proposed opening date, which shall be no more than one hundred fifty (150) days from the date of submission of the construction schedule. Franchisee shall maintain continuous construction of the restaurant premises and shall complete construction, including all exterior and interior carpentry, electrical, painting, and finishing work, and installation of all fixtures, equipment, and signs, in accordance with the approved site-adapted plans and specifications, at Franchisee's expense, within one hundred twenty (120) days after commencement of construction (exclusive of time lost by reason of strikes, lockouts, fire, delays caused by local regulatory authorities, and other casualties and acts of God). Franchisee further agrees that Franchisor and its agents shall have the right to inspect the construction at all reasonable times. Franchisee shall notify Franchisor in writing of the scheduled opening date of the restaurant at least thirty (30) days prior to such date. After completion of construction, Franchisee shall obtain all permits necessary to commence operation of the restaurant and, after obtaining Franchisor's approval in writing for opening, shall open the restaurant within ten (l0) days from the date construction is completed. Franchisee cannot open the restaurant for business until Franchisor's written approval to open has been obtained. If the Franchisor's approval to open is subject to certain changes being made, the failure to timely make such changes shall cause Franchisee to be in default. Franchisee and Franchisor agree that time is of the essence in the construction and opening of the restaurant.

         E. Except as otherwise specifically stated in this Agreement as to be performed by Franchisor, it is the Franchisee's responsibility to undertake all actions necessary to acquire and open the restaurant at Franchisee's sole cost and expense, which responsibility includes but is not limited to: (a) identify any potential site to be developed; (b) to negotiate for the acquisition of such site by lease or purchase; (c) to obtain necessary and appropriate governmental approvals; (d) to select a general contractor and obtain construction bids; (e) to adapt the generic building plans and specifications as provided by Franchisor to the Approved Location and have such plans sealed by Franchisee's architect/engineer; (f) obtain financing as needed for acquisition and construction of the building and the purchase of all furniture, fixtures and equipment for the Approved Location; and, (g) to construct the restaurant upon the Approved Location.

VI.         OPERATIONAL DUTIES OF FRANCHISEE
            --------------------------------

         A. Prior to the opening of the restaurant, the managers shall attend and complete, to Franchisor's satisfaction, the training program for managers offered by Franchisor. Franchisor shall take into consideration the background and experience of the person attending the training programs and whether such person has previously received training in the Franchisor's System. The training program for managers shall be provided at Franchisor's training center and/or in a company-owned restaurant of Golden Corral Corporation or at such other locations as Franchisor may designate. Franchisor shall provide instructors and training materials for such initial training program for each of Franchisee's initial managers for no additional fee for such training.

            1. Any persons subsequently employed by Franchisee in the position of general manager, associate manager-kitchen, or associate manager-service shall also attend and complete, to Franchisor's satisfaction, Franchisor's training program for managers and Franchisee shall be responsible for a reasonable training fee. No person may at any time

                                                                   EXHIBIT 10(a)

during the term of this Agreement serve as general manager, associate manager-kitchen, or associate manager-service of the restaurant without first having been certified as completing Franchisor's training program for such managers in its entirety to Franchisor's satisfaction.

            2. Prior to the opening of the restaurant such additional employees of Franchisee in positions identified by Franchisor in the Manuals or otherwise in writing shall attend and complete, to Franchisor's satisfaction, a training program in a company-owned restaurant of Golden Corral Corporation or at such other locations as Franchisor may designate.

Franchisee or its employees shall be responsible for and pay any and all expenses incurred by them in connection with any training programs described in this Section VI.A., including without limitation, the costs of transportation, lodging, meals, and wages.

         B. The general manager, associate manager-kitchen, and the associate manager-service shall also attend such refresher courses, additional training programs and seminars as Franchisor may designate from time to time. For all such programs and seminars, Franchisor shall provide instructors and training materials; Franchisee and Franchisee's employees shall be responsible for and pay a reasonable training fee and any and all other expenses incurred by them in connection with such programs and seminars, including, without limitation, the costs of transportation, lodging, meals, and any wages.

         C. During the term of this Agreement, Franchisee shall use the restaurant premises solely for the operation of the business franchised hereunder; adopt and implement procedures to protect the safety and security of Franchisee's employees and customers on and about the restaurant's premises; keep the business open and in normal operation for such minimum hours and days as Franchisor may from time to time specify in the Manuals or otherwise in writing; and refrain from using or permitting the use of the premises for any other purpose or activity at any time without first obtaining the written consent of Franchisor. Franchisee shall not locate or permit to be located on or about the restaurant premises any signs, telephone booths, newspaper racks, video games, pinball machines, jukeboxes, cigarette vending machines, or any other types of amusement or vending machines, except as prescribed in the Manuals or otherwise approved by Franchisor in writing.

         D. Franchisee agrees to maintain a competent, conscientious, trained staff, including such minimum number of employees as may be prescribed by Franchisor and, except as prescribed in the Manuals or otherwise approved by Franchisor in writing, at least one full-time general manager, one full-time associate manager-kitchen, and one full-time associate manager-service (one manager who must be certified shall be present in the restaurant at all times during the restaurant's operation); to take such steps as are necessary to ensure that all employees of the restaurant keep a neat and clean personal appearance; to preserve good customer relations; to comply with such requirements relating to dress codes and uniforms as Franchisor may prescribe; and to comply with all applicable federal, state, and local laws, rules, and regulations with respect to such employees. Full-time management shall be deemed to require that each manager be scheduled and present in the restaurant actively supervising operations for a minimum of forty (40) hours per week.

         E. Franchisee shall maintain the restaurant in the highest degree of sanitation, repair, and condition as Franchisor may reasonably require in the Manuals or in writing from time to time, and in connection therewith shall make such additions, alterations, repairs and replacements thereto (but no others without Franchisor's prior written consent) as may be required for that purpose, including, without limitation, such periodic repainting or repairs and replacement of impaired equipment, furniture, fixtures, decor, and obsolete signs. At Franchisor's request (but not more often than once every five (5) years), and within a reasonable time after such request, Franchisee shall refurbish the restaurant premises at Franchisee's expense, to conform to the decor, building design, trade dress, and presentation of the Proprietary Marks consistent with Franchisor's then-current image, including, without limitation, such structural changes, remodeling, redecoration, and modifications to existing improvements as may be necessary.

         F. Franchisee shall meet and maintain the highest health standards and ratings applicable to the operation of the restaurant. Franchisee shall furnish to Franchisor, within five (5) days after receipt thereof, a copy of each and every health department, or similar agency, health inspection reports including a copy of any violation or citation which indicates Franchisee's failure to maintain local health or safety standards in the operation of the restaurant.

         G. Franchisee shall operate the restaurant in strict conformity with such methods, standards, specifications, systems and procedures as Franchisor may from time to time prescribe in the Manuals or otherwise in writing to insure that the highest degree of quality and service is maintained. Franchisee agrees:

            1. To maintain in sufficient supply, and use at all times, only such products, materials, ingredients, supplies, and paper goods as conform to Franchisor's standards and specifications; and to refrain from deviating therefrom by using non-conforming items without Franchisor's prior written consent;

            2. To sell or offer for sale only such products, food, beverages, and other menu items as meet Franchisor's standards of quality and quantity, as have been expressly approved for sale in writing by Franchisor, and as have been prepared in accordance with Franchisor's methods, techniques and specifications; to sell or offer for sale all approved items; to refrain from any deviation from Franchisor's standards and specifications for serving or selling the same without Franchisor's prior written consent; to discontinue selling and offering for sale any such items as Franchisor may, in its discretion, disapprove in writing at any time. Franchisor reserves the right to vary menu items among franchisees from time to time to conform to regional variations in cooking and taste. With respect to the offer and sale of all menu items, products and services, Franchisee is free to set prices PROVIDED that the Franchisor may, where allowed by applicable law, establish maximum prices which may be charged based on an analysis of the market and to facilitate advertising and competitive strategies.

            3. To purchase and install, at Franchisee's expense, all fixtures, furnishings, signs, and equipment as Franchisor may reasonably direct from time to time in the Manuals or otherwise in writing; and to refrain from installing or permitting to be installed on or about the restaurant premises, without Franchisor's prior written consent, any fixtures, furnishings, signs, equipment, or other improvements not previously approved as meeting Franchisor's standards and specifications.

         H. Franchisee shall purchase all fixtures, furnishings, equipment, signs, supplies, food and beverage items and other products and materials required for the operation of the restaurant, solely from sources who demonstrate, to the continuing reasonable satisfaction of Franchisor, the ability to meet Franchisor's then-current standards and specifications for such items; who possess adequate quality controls and capacity to supply Franchisee's needs promptly and reliably; and who have been approved in writing by Franchisor and not thereafter disapproved. Sources requiring Franchisor's approval include each and every supplier, distributor, manufacturer, wholesaler and broker of such products and materials described in this Section VI.H. If Franchisee desires to purchase any items from an unapproved source, Franchisee shall submit to Franchisor a written request for such approval, or shall request the source itself to do so. Franchisor shall have the right to require that its representatives be permitted to inspect the source's facilities, and that samples from the source be delivered, at Franchisor's option, either to Franchisor or to an independent, certified laboratory designated by Franchisor for testing. A charge not to exceed the reasonable cost of the inspection and the actual cost of the test shall be paid by Franchisee or the source. Franchisor reserves the right, at its option, to reinspect the facilities and products of any such approved source, and to revoke its approval upon the source's failure to continue to meet any of Franchisor's criteria.

         I. Franchisee shall grant Franchisor, its agents and its representatives, the right to enter upon the restaurant premises at any reasonable time for the purpose of conducting inspections; cooperate with Franchisor's representatives in such inspections by rendering such assistance as they may reasonably request; and, upon notice from Franchisor or its agents or representatives, and without limiting Franchisor's other rights under this Agreement, require such steps to be taken as may be necessary to correct immediately the deficiencies detected during any such inspection, including, without limitation, immediately desisting from the further use of any equipment, advertising materials, products, ingredients, supplies, or other items that do not conform to Franchisor's then-current specifications, standards, or requirements.

         J. Franchisee shall implement Franchisor's approved customer feedback program as such program may exist from time to time, and obtain at Franchisee's expense, from a vendor approved by Franchisor, periodic "customer feed back" reports and supply Franchisor, at Franchisee's expense, with copies of such completed customer feed back reports, at the times, and in the form and manner as shall be prescribed by Franchisor in the Manuals or otherwise in writing.

         K. Franchisee shall require all advertising and promotional materials, signs, decorations, paper goods (including disposable food containers, napkins, and all forms used in the franchised business), and other items which may be designated by Franchisor to bear the Proprietary Marks in the form, color, location, and manner prescribed by Franchisor.

                                                                   EXHIBIT 10(a)

         L. If Franchisee, or an affiliate of Franchisee if Franchisee is a corporation, partnership, limited liability company or other entity other than a sole proprietorship, is also the Franchisee and operator of other Golden Corral restaurants, the Franchisee shall at all times have actively employed in the supervision of the franchise business an Operating Partner who shall be approved by Franchisor and who meets Franchisor's requirements for such position, which may include significant prior multi-unit restaurant operating experience, successful completion of Franchisor's training program for managers, and ownership by such Operating Partner of a significant equity interest in the entity established to operate each of such related franchised business(es). Upon the death, incapacity or termination of the approved Operating Partner for any reason, Franchisee must secure a substituted Operating Partner, who must be approved by Franchisor, within a reasonable period of time thereafter, but not later than three (3) months after the date of such Operating Partner's death, incapacity or termination. Franchisee must maintain an Operating Partner as provided herein, approved by Franchisor who, in Franchisor's sole judgment, possesses restaurant operations experience at a level appropriate to manage the number and type(s) of restaurants to be developed by Franchisee.

         M. Franchisee shall comply with all other requirements set forth in this Agreement.

VII.     PROPRIETARY MARKS
         -----------------

         A. Franchisor represents with respect to the Proprietary Marks that:

            l. Franchisor has the right to use, and license others to use the Proprietary Marks.

            2. Franchisor has taken and will take all steps reasonably necessary to preserve and protect its right and interest in the ownership and validity in, and of, and to the Proprietary Marks; and

            3. Franchisor will use and permit Franchisee and other franchisees to use the Proprietary Marks only in accordance with the System and the standards and specifications attendant thereto which underlie the goodwill associated with and symbolized by the Proprietary Marks.

         B. With respect to Franchisee's licensed use of the Proprietary Marks pursuant to this Agreement, Franchisee agrees that:

            l. Franchisee shall use only the Proprietary Marks designated by Franchisor, and shall use them only in the manner authorized and permitted by Franchisor;

            2. Franchisee shall use the Proprietary Marks only for the operation of the business franchised hereunder and only at the location authorized hereunder, or in advertising for the business conducted at or from that location;

            3. During the term of this Agreement and any renewal hereof, Franchisee shall identify itself as the owner of the franchised business in conjunction with any use of the Proprietary Marks, including, but not limited to, on invoices, order forms, receipts, and contracts, as well as at such conspicuous locations on the premises of the franchised business as Franchisor shall designate in writing and in a form approved by Franchisor;

            4. Franchisee's right to use the Proprietary Marks is limited to such uses as are authorized under this Agreement, and any unauthorized use thereof shall constitute an infringement of Franchisor's rights;

            5. Unless otherwise authorized or required by Franchisor, Franchisee shall operate and advertise the franchised business only under such Proprietary Marks as may be authorized by Franchisor, without prefix or suffix, and only in the manner prescribed by Franchisor;

            6. Franchisee shall not use the Proprietary Marks to incur any obligation or indebtedness on behalf of Franchisor;

            7. Franchisee shall not use the Proprietary Marks as part of its corporate or other legal name;

                                                                   EXHIBIT 10(a)

            8. Franchisee shall comply with Franchisor's instructions in filing and maintaining the requisite trade name or fictitious name registrations, and shall execute any documents deemed necessary by Franchisor or its counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability; and

            9. With respect to actual or potential litigation concerning the Proprietary Marks:

               (a) Franchisee shall promptly notify Franchisor of any unauthorized use of the Proprietary Marks or marks confusingly similar thereto as well as any challenge to the Proprietary Marks. Franchisee acknowledges that Franchisor has the sole right to direct and control any administrative proceeding or litigation involving the ownership or validity of the Proprietary Marks, including any settlement thereof. Franchisor has the right, but not the obligation, to take action against uses by others that may constitute infringement of the Proprietary Marks.

               (b) Provided Franchisee has used the Proprietary Marks in accordance with this Agreement, Franchisor will defend Franchisee at Franchisor's expense against any third party claim, suit, or demand involving the ownership or validity of the Proprietary Marks arising out of Franchisee's use thereof. In the event that Franchisee has not used the Proprietary Marks in accordance with this Agreement, Franchisor shall defend Franchisee, at Franchisee's expense, against such third party claims, suits, or demands.

               (c) In the event Franchisor undertakes the defense or prosecution of any litigation relating to the Proprietary Marks, Franchisee agrees to execute any and all documents and to do such acts and things as may, in the opinion of Franchisor, be necessary to carry out such defense or prosecution, including but not limited to becoming a nominal party to any legal action. Except to the extent that such litigation is the result of Franchisee's use of the Proprietary Marks in a manner inconsistent with the terms of this Agreement, Franchisor agrees to reimburse Franchisee for its out of pocket costs in doing such acts and things, except that Franchisee shall bear the salary costs of its employees, and Franchisor shall bear the costs of any judgment or settlement.

         C. Franchisee expressly understands and acknowledges that:

            l. As between the parties hereto, Franchisor is the owner of all right, title and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them;

            2. The Proprietary Marks are valid and serve to identify the System and those who are franchised under the System;

            3. Franchisee shall not directly or indirectly contest the validity or the ownership of the Proprietary Marks;

            4. Franchisee's use of the Proprietary Marks pursuant to this Agreement does not give Franchisee any ownership interest or other interest in or to the Proprietary Marks, except the non-exclusive license granted herein;

            5. Any and all goodwill arising from Franchisee's use of the Proprietary Marks in its franchised operation under the System shall inure solely and exclusively to Franchisor's benefit; and, upon expiration or termination of this Agreement and the license herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of the System or the Proprietary Marks;

            6. The right and license of the Proprietary Marks granted hereunder to Franchisee is non-exclusive except as provided in Section I.C. of this Agreement, and Franchisor thus has and retains the right, among others:

            (a) To grant other licenses for the Proprietary Marks;

            (b) To use the Proprietary Marks itself in connection with selling products and services;

            (c) To develop, establish and franchise other systems or other products for the same or similar Proprietary Marks, or any other Proprietary Marks, and to grant licenses or franchises thereto without providing any rights therein to Franchisee; and

                                                                   EXHIBIT 10(a)

            7. Franchisor reserves the right to substitute different Proprietary Marks for use in identifying the System and the businesses operating thereunder if Franchisor's currently owned Proprietary Marks no longer can be used, or if Franchisor, in its sole discretion, determines that substitution of different Proprietary Marks will be beneficial to the System.

         D. Franchisee shall neither establish nor use any website for the franchised business without Franchisor's prior written approval (which approval may be granted or denied by Franchisor in its sole discretion); if approval is granted, Franchisee shall operate the website in accordance with the policies and standards as may be set forth in the Manuals or otherwise prescribed in writing by Franchisor. Upon any termination or expiration of this Agreement, Franchisee shall immediately surrender to Franchisor any domain names and Websites used in connection with the franchised business. Website shall mean any electronic document or collection of electronic documents contained in a network of computers linked by communication software, including but not limited to, Internet, Intranet and World Wide Web home pages.

VIII.    CONFIDENTIAL INFORMATION
         ------------------------

         A. Franchisee shall not, during the term of this Agreement or thereafter, communicate, divulge, or use for the benefit of any other person, persons, partnership, association, or corporation any confidential information, knowledge, or know-how concerning the methods of operation of the business franchised hereunder which may be communicated to Franchisee, or of which Franchisee may be apprised, by virtue of Franchisee's operation under the terms of this Agreement. Franchisee shall divulge such confidential information only to such of its employees as must have access to it in order to operate the franchised business. Any and all information, knowledge, know-how, and techniques including without limitation, drawings, materials, equipment, recipes, prepared mixtures or blends of spices or other food products, specifications, techniques, and other data which Franchisor designates as confidential and any information, knowledge, or know-how which may be derived by analysis thereof, shall be deemed confidential for purposes of this Agreement, except information which Franchisee can demonstrate came to its attention prior to disclosure thereof by Franchisor; or which, at or after the time of disclosure by Franchisor to Franchisee, had become or becomes a part of the public domain, through publication or communication by others.

         B. Franchisee acknowledges that any failure to comply with the requirements of Section VIII.A. will cause Franchisor irreparable injury, and Franchisee agrees to pay all court costs and reasonable attorneys' fees incurred by Franchisor in obtaining specific performance of, or an injunction against violation of, the requirements of Section VIII.A.

         C. Franchisee shall require Franchisee's board of directors, officers, general partners, and restaurant management employees, at the time of their employment, to execute confidentiality agreements, in a form approved by Franchisor, requiring that all information deemed confidential hereunder that may be acquired by, or imparted to, such persons in connection with their employment be held in strict confidence and used solely in their employment for the benefit of Franchisee and Franchisor at all times during their employment, and thereafter. Such covenants shall include specific identification of Franchisor as a third-party beneficiary of such covenants with the independent right to enforce them.

IX.      CONFIDENTIAL OPERATIONS MANUALS
         -------------------------------

         A. In order to protect the reputation and goodwill of Franchisor and to maintain uniform standards of operation under the Proprietary Marks, Franchisee shall conduct its business in accordance with the Manuals, one (l) set of which Franchisee acknowledges having received on loan from Franchisor for the term of this Agreement and any renewals thereof. In the event of loss by Franchisee of its set of the Manuals, or any portion thereof, Franchisee shall reimburse Franchisor for the actual cost of replacement of the Manual(s).

         B. Franchisee shall at all times treat the Manuals, any other manuals created for, or approved for use in, the operation of the franchised business and the information contained therein, as confidential, and shall use all reasonable efforts to maintain such information as secret and confidential. Franchisee shall not at any time copy, duplicate, record, or otherwise reproduce the foregoing materials, in whole or in part, nor otherwise make the same available to any unauthorized person.

         C. The Manuals shall at all times remain the sole property of Franchisor and shall at all times be kept in a secure place on the restaurant premises.

         D. Franchisor may from time to time revise the contents of the Manuals, and Franchisee expressly agrees to comply with each new or changed standard or procedure.

         E. Franchisee shall at all times insure that its copy of the Manuals is kept current and up-to-date, and in the event of any dispute as to the contents of the Manuals, the terms of the master copy of the Manuals maintained by Franchisor at Franchisor's home office shall be controlling.

X.       ACCOUNTING AND RECORDS
         ----------------------

         A. During the term of this Agreement, Franchisee shall maintain and preserve, for at least seven (7) years from the date of their preparation, full, complete and accurate books, records, and accounts in accordance with generally accepted accounting principles and in the form and manner prescribed by Franchisor from time-to-time in the Manuals or otherwise in writing. Franchisee shall record all sales at or from the restaurant using cash registers or other point-of-sale equipment and computer software meeting Franchisor's standards and specifications and approved by Franchisor. Franchisee shall maintain and preserve all cash register tapes and/or computer records for at least two (2) years.

         B. Franchisee shall submit to Franchisor, no later than the tenth
(l0th) of each month during the term of this Agreement, after the opening of the restaurant, an unaudited profit and loss statement, in the form prescribed by Franchisor, accurately reflecting all gross sales during the preceding month and such other data or information as Franchisor may require. Each profit and loss statement shall be signed by Franchisee attesting that it is true and correct to the best of Franchisee's knowledge.

         C. Franchisee shall, at Franchisee's expense, submit to Franchisor an audited profit and loss statement and audited balance sheet prepared in accordance with generally accepted accounting principles, within one hundred twenty (120) days after the end of each fiscal year during the term hereof, showing the results of operations of the franchised business during said fiscal year.

         D. Franchisee shall submit to Franchisor, within thirty (30) days of the filing of Franchisee's annual federal income tax return, a copy of Franchisee's federal income tax return and copies of monthly sales tax returns pertaining to the franchised business for the preceding fiscal year.

         E. Franchisee shall submit to Franchisor, for review or auditing, such other forms, reports, books, tax returns, records, bank statements, federal and state unemployment compensation reports and worker's compensation reports, withholding tax reports, purchasing records, cash register tapes, computer records, and such other information and data as Franchisor may reasonably designate, in the form and at the times and places reasonably required by Franchisor, upon request and as specified from time to time in the Manuals or otherwise in writing.

         F. Franchisee shall, and does hereby, consent to the release of records, accounts, and such other information held by banks, credit reporting agencies, and suppliers of Franchisee as may be reasonably requested by Franchisor. Franchisee shall execute such documents as Franchisor deems necessary to obtain such information.

         G. Franchisor or its designated agents shall have the right at all reasonable times to examine, at its expense, the books, records, and tax returns of Franchisee. Franchisor shall also have the right, at any time, to have an independent audit made of the books of Franchisee. If an inspection should reveal that such payments have been understated in any report to Franchisor, then Franchisee shall pay Franchisor, immediately upon demand and in addition to the amount understated, a late fee of $75.00 and interest on the understated amount, from the date the understated amount was due until paid, at one and one-half percent (l l/2%) per month or the maximum rate permitted by law, whichever is less. If an inspection discloses an understatement in any report of three percent (3%) or more of the amount due to Franchisor, Franchisee shall, in addition, reimburse Franchisor for any and all costs and expenses connected with the inspection (including, without limitation, travel, lodging, wage expenses and reasonable accounting and attorneys' fees). The foregoing remedies shall be in addition to any other remedies Franchisor may have.

         H. Franchisee shall, at its expense, submit to Franchisor, in conjunction with, and as a part of, the financial statements required under
Section X.C. hereof, a complete and accurate accounting and a detailed description of all expenditures by Franchisee for local advertising during the preceding fiscal year.

                                                                   EXHIBIT 10(a)

         I. 1. At Franchisor's request, Franchisee, at its expense, shall purchase or lease, and thereafter maintain, such computer hardware and software, required dedicated telephone and power lines, modem(s), printer(s), and other computer-related accessories or peripheral equipment as Franchisor specifies, for the purpose of, among other functions, recording sales and other record keeping and central functions. Franchisee shall provide such assistance as may be required to connect its computer system with Franchisor's computer system. Franchisor shall thereafter have the right from time to time and at any time to retrieve such data and information from Franchisee's computer system as Franchsior, in its sole and exclusive discretion, deems necessary or desirable, with the telephonic retrieval of such cost to be borne by Franchisee. In view of the contemplated interconnection of computer systems and the necessity that such systems be compatible with each other, Franchisee expressly agrees that it will strictly comply with Franchisor's standards and specifications for all item(s) associated with Franchisee's computer system.

            2. To ensure full operational efficiency and optimum communication capability between and among computer systems installed by Franchisee, Franchisor, and other franchisees, Franchisee agrees, at its expense, to keep its computer system in good maintenance and repair, and, at its expense, to promptly install such additions, changes, modifications, substitutions and/or replacements to Franchisee's computer hardware, software, telephone and power lines, and other computer-related facilities as Franchisor directs.

XI.         ADVERTISING
            -----------

         Recognizing the value of advertising and the importance of consistency of advertising and promotion to the furtherance of the goodwill and public image of the System, the parties agree that Franchisor shall conduct, determine, maintain, and administer all national and/or regional advertising funds ("Funds") which may hereafter be established pursuant to Section XI.B. hereof, and shall have sole discretion over the concepts, materials, media, type, nature, scope, frequency, place, form, copy, layout, and content of all national, regional, and local advertising, and accordingly agree as follows:

         A. Franchisee shall expend or contribute monthly or weekly, on advertising, as required in Sections IV.B. and IV.C. hereof, not less than two percent (2%) of its gross sales or more than six percent (6%) of its gross sales, which percentage Franchisor may direct from time to time in the Manuals. Franchisor may pursuant to the terms and conditions of Section XI.B. hereof, establish national and/or regional advertising funds for advertising for the System. Franchisee shall allocate such weekly or monthly expenditures and contributions among local advertising and a national and/or regional advertising fund in such a manner as Franchisor shall, in its sole discretion, direct from time-to-time in the Manuals or otherwise in writing. Advertising expenditures as defined herein applies to electronic and print media advertising to include but not limited to television, radio, cable, billboards, newspapers and magazines as well as in-restaurant point of sale materials but do not include costs of discounted or promotional meals. Franchisee shall be free to conduct additional advertising at Franchisee's separate expense, in accordance with Section XI.F. hereof.

         B. Franchisee agrees that Franchisor shall have the right, in its discretion, to establish the Funds for the System as described in Section IV.B. hereof. In the event the Funds are established, Franchisee agrees to make contributions to the Funds as required under Section IV.B. hereof, and agrees that the Funds shall be maintained and administered by Franchisor or its designee, as follows:

            1. Franchisee agrees and acknowledges that the national advertising fund ("National Fund") is intended to maximize general public recognition and acceptance of the Proprietary Marks for the benefit of all restaurants within the System, and that Franchisor and its designees are not obligated in administering the National Fund to make expenditures for Franchisee which are equivalent or proportionate to Franchisee's contribution or to ensure that any particular Franchisee benefits directly or pro rata from the placement of advertising.

            2. The National Fund, all contributions thereto, and any earnings thereon, shall be used exclusively to meet any and all costs of maintaining, administering, researching, directing, creating and preparing advertising and/or promotional activities and all other activities which Franchisor believes will enhance the image of the System and/or Proprietary Marks, including, without limitation, the costs of preparing, creating and conducting advertising campaigns in various media; direct mail and outdoor billboard advertising; marketing surveys and other public relations activities; employing advertising and/or public relations agencies to assist therein; product development; and providing promotional, point of purchase/in-restaurant materials and other marketing materials for franchisees and company-owned restaurants in the System.

                                                                   EXHIBIT 10(a)

            3. Franchisor shall, for each of its company-owned facilities (if any), make contributions to the National Fund on the same basis as assessments required of comparable franchisees within the System.

            4. Franchisee shall contribute to the National Fund by no later than the tenth (10th) day of each month for the preceding calendar month, except as described in Section IV.C. hereof. All sums paid by Franchisee to the National Fund shall be maintained in an account separate from the other monies of Franchisor. Such sums shall not be used to defray any of Franchisor's expenses, except for such reasonable administrative costs and overhead, if any, as Franchisor may incur in activities reasonably related to the administration or direction of the National Fund or advertising programs for franchisees and the System, including the costs of enforcing contributions to the Fund required under this Agreement, and the costs of preparing the statement of operations, as required under Section XI.B.7. hereof,and the cost of personnel for creating and implementing all such activities. The National Fund and its earnings shall not otherwise inure to the benefit of Franchisor. Franchisor shall maintain separate bookkeeping accounts for the Fund. Neither the National Fund nor any Regional Fund is a trust fund and Franchisor shall have no fiduciary responsibility to Franchisee in connection with the collection or use of any National or Regional Fund's monies or any other aspect of the Funds' operations.

            5. Franchisee agrees that Franchisor shall have the right, in its discretion, to designate a designated market area "DMA" or any geographical area as a region for purposes of establishing a regional advertising fund ("Regional Fund"). If a Regional Fund for Franchisee's region is established at any time during the term of this Agreement, Franchisee shall become a member of such Regional Fund no later than thirty (30) days after the date on which the Regional Fund commences operation as provided below.

               (a) Each Regional Fund shall be organized and governed in a form and manner, and shall commence operation on a date, approved in advance by Franchisor in writing.

                   i. Each Regional Fund shall be organized for the exclusive purposes of administering regional advertising programs.

                   ii. Each Regional Fund shall be Franchisor's designee for maintaining and administering advertising and promotional programs in each region, and each Regional Fund shall be subject to the same provisions with respect to the Regional Fund as Franchisor is with respect to the National Fund as set forth in this Section XI.B. hereof.

                   iii. Each member franchisee shall submit to the Regional Fund, except as described in Section IV.C. hereof, no later than the tenth
(l0th) day of each month, for the preceding calendar month, its contribution as provided in Section XI.A. hereof, together with such other statements or reports as may be required by Franchisor or by the Regional Fund with Franchisor's prior written approval.

               (b) Franchisor, in its sole discretion, may grant to any franchisee an exemption for any length of time from the requirement of membership in a Regional Fund, upon written request of such franchisee stating reasons supporting such exemption. Franchisor may require as a condition of granting such exemption that Franchisee expend on local advertising, in a manner approved in advance by Franchisor, and supported by such proof of expenditures as Franchisor may require, at least the amount that the franchisee would have contributed to a Regional Fund. Franchisor's decision concerning such request for exemption shall be final.

               (c) Franchisor shall, for each of its company-owned stores
(if any) located in a region in which a Regional Fund is established, make contributions to the Regional Fund comparable to those required of franchisees.

            6. It is anticipated that all contributions to and earnings of the National Fund shall be expended for advertising and/or promotional purposes during the taxable year within which the contributions are made. If, however, excess amounts remain in the National Fund at the end of such taxable year, all expenditures in the following taxable year(s) shall be made first out of accumulated earnings from previous years, next out of earnings in the current year, and finally from contributions. Any deficits shall be paid from future contributions.

                                                                   EXHIBIT 10(a)

            7. The National Fund is not and shall not be an asset of Franchisor. A statement of the operations of the National Fund as shown on the books maintained by Franchisor shall be reviewed annually by an independent certified public accountant selected by Franchisor and shall be made available to Franchisee, upon reasonable notice.

            8. Although Franchisor intends the National Fund to be of perpetual duration, Franchisor maintains the right to terminate the National Fund. Such National Fund shall not be terminated, however, until all monies in the National Fund have been expended for advertising and/or promotional purposes or returned to contributors on the basis of their respective contributions.

         C. In addition to the advertising requirements as described in Section XI.A. hereof, Franchisee agrees to expend, (1) in a manner prescribed by Franchisor in the Manuals or otherwise in writing, prior to opening and for grand opening advertising an additional amount to be specified by Franchisor for pre-opening and opening advertising, other promotional activities and grand opening party, which amount shall not exceed five thousand dollars ($5,000), and
(2) within ninety (90) days after opening, additional advertising and promotional activities to be specified by the Franchisor for post-opening advertising and promotions; provided however, that the aggregate amount payable by Franchisee pursuant to this Section XI.C. shall not exceed fifteen thousand dollars ($15,000).

         D. In addition to the advertising requirements described in Sections XI.A. and XI.C. hereto, Franchisee shall obtain listings and place advertisements in the white and yellow pages of local telephone directories, in the form, size and type specified by Franchisor in the Manuals or otherwise in writing and shall obtain and maintain an adequate supply of brochures, pamphlets, and special promotional materials of the kind and size, and at locations in and around the restaurant premises, as Franchisor may reasonably require from time-to-time in the Manuals or otherwise in writing.

         E. Franchisor shall have the right to delegate and re-delegate its responsibilities and duties under this Agreement to any designee(s) of its choosing; provided, however, that the right of final approval of all advertising programs shall be retained at all times by Franchisor.

         F. All advertising by Franchisee in any medium shall be conducted in a dignified manner and shall conform to such standards and requirements as Franchisor may specify from time to time in writing. Franchisee shall submit to Franchisor (through the mail, return receipt requested), for its prior approval , samples of all advertising and promotional plans and materials, including signs, and all other materials displaying the Proprietary Marks that Franchisee desires to use and that have not been prepared or previously approved by Franchisor. If written disapproval thereof is not received by Franchisee from Franchisor within fifteen (l5) days from the date of receipt by Franchisor of such plans and materials, Franchisor shall be deemed to have given the required approval. Franchisee shall display the Proprietary Marks in the manner prescribed by Franchisor on all signs and all other advertising and promotional materials used in connection with the franchised business; and shall obtain and maintain an adequate supply of brochures, pamphlets and special promotional materials of the kind and size, and at locations in and around the restaurant premises as the Franchisor may reasonably require from time to time in the Manuals or otherwise in writing.

XII.     INSURANCE
         ---------

         A. Franchisee shall procure, prior to the commencement of any operations under this Agreement, and maintain in full force and effect during the term of this Agreement, at Franchisee's expense, an insurance policy or policies protecting Franchisee and Franchisor, and their officers, directors, shareholders, partners, and employees, against demand or claim with respect to any loss, liability, personal injury, death, property damage, or expense whatsoever, arising or occurring upon or in connection with the franchised business.

         B. Such policy or policies shall be written by an insurance company satisfactory to Franchisor in accordance with standards and specifications set forth in the Manuals or otherwise in writing, and shall include, at a minimum, (except as additional coverages and higher policy limits may reasonably be specified by Franchisor from time to time in the Manuals or otherwise in writing) the following:

            1. Comprehensive general liability insurance, including broad form comprehensive general liability endorsement, product liability and independent contractors coverage and comprehensive automobile liability coverage, for owned, hired and non-owned vehicles used by the franchised business, for bodily injury, personal injury, and property damage with limits of not less than One Million Dollars ($1,000,000) combined single limit ($2,000,000 aggregate for multi-unit franchisees) and naming Franchisor as an additional insured in each such policy or policies;

            2. Workers' compensation and employer's liability insurance with limits of not less than $1,000,000 as well as such other insurance as may be required by statute or rule of the state or locality in which the franchised business is located and operated;

            3. All risk physical damage insurance, to include but not limited to flood and earthquake coverage which is required if the restaurant is in a flood or earthquake zone, including replacement cost endorsement with primary and excess limits of not less than one hundred percent (100%) of the full replacement value of the restaurant, its equipment, furniture, signs, and fixtures;

            4. Business interruption insurance, including coverage for payments to Franchisor for loss of royalties and payments to the advertising Funds as a result of any interruption in Franchisee's business operations to cover the monies that would be payable for royalties and advertising pursuant to Sections IV.A.2. and IV.B. of this Agreement but for any business interruption or closing of the restaurant; and

            5. Commercial umbrella insurance, with limits of not less than five million dollars ($5,000,000) to cover all primary underlying coverages.

         C. In connection with any construction, renovation, refurbishing, or remodeling of the restaurant, Franchisee will cause the general contractor to maintain with an insurer acceptable to Franchisor comprehensive general liability insurance, product liability, auto liability and completed operations and independent contractors coverage) in at least the amount of One Million Dollars ($1,000,000) with Franchisor named as an additional insured, builders risk insurance in an amount adequate to cover the full contract cost, and workers' compensation and employer's liability insurance, as well as such other insurance as may be required by law.

         D. Franchisee's obligation to obtain and maintain the foregoing policy or policies in the amounts specified shall not be limited in any way by reason of any insurance which may be maintained by Franchisor, nor shall Franchisee's performance of that obligation relieve Franchisee of liability under the indemnity provisions set forth in Section XIX.C. of this Agreement.

         E. Franchisee agrees that the foregoing policy or policies and the amounts specified shall afford primary insurance coverage to Franchisor and that any and all policies of insurance independently secured by Franchisor in the course of its business shall be excess of each and every policy secured by and issued to Franchisee in connection with its compliance with the preceding terms of this Agreement. Specifically, Franchisee agrees that any policy or policies of insurance independently secured by Franchisor in the normal course of its business shall be excess of all policies of insurance procured by Franchisee in connection with Sections XII.A. and B. of this Agreement. In the event that there is any demand or claim with respect to any loss, liability, bodily injury, personal injury, death, property damage, or expenses whatsoever, arising or occurring upon or in connection with the franchised business, Franchisee agrees that each such policy or policies of insurance secured by Franchisee in compliance with Sections XII.A. and B. shall afford primary insurance coverage to Franchisor as an additional insured in each such policy or policies and Franchisor's policy or policies procured independently of this Agreement in the normal course of Franchisor's business shall be excess to all such primary policies procured by Franchisee and shall not respond to any such demand or claim until such time as Franchisee's policy or policies as referenced herein have been exhausted through the payment of settlement(s) or the satisfaction of judgment(s). In the event that an insurance carrier having issued a policy or policies to Franchisee in connection with the requirements imposed upon Franchisee in Sections XII.A. and B. of this Agreement is rendered insolvent or is otherwise unable or unwilling to satisfy its obligations under any such policy or policies of insurance, Franchisee agrees to defend and indemnify Franchisor just as if the policy or policies were in full force and effect at Franchisee's sole cost and expense to the extent of the policy limits of each such policy or policies issued to Franchisee and procured in compliance with this Agreement.

         F. Franchisee shall promptly submit evidence of satisfactory insurance and proof of payment therefor to Franchisor, together with, upon request, copies of all policies and policy amendments:

            1. For builder's risk insurance no later than fifteen (15) days before the date on which any construction of the restaurant is commenced, and on each policy renewal date thereafter;

                                                                   EXHIBIT 10(a)


            2. Evidence of worker's compensation insurance is required prior to training in any Golden Corral Corporation restaurant(s) or other facility and on each policy renewal date thereafter; and

            3. For all other types of insurance required hereunder no later than fifteen (15) days before the scheduled opening date of the restaurant, and on each policy renewal date thereafter.

            4. Franchisee shall submit evidence by way of endorsement or other suitable binding documentation reflecting that each such policy or policies procured by Franchisee in compliance with the terms and provisions set forth in this Agreement afford primary insurance coverage to Franchisor in all respects consistent with the terms, provisions and conditions of each such policy and acknowledging that any and all other policies of insurance procured independently by Franchisor in the normal course of its business shall be deemed excess to all such primary coverage afforded to Franchisor by Franchisee in a manner consistent with the terms and provisions of this Agreement.

         The evidence of insurance shall include a statement by the insurer that the policy or policies will not be cancelled or materially altered without at least thirty (30) days prior written notice to Franchisor.

         G. No requirement for insurance contained herein shall constitute advice or guarantee by Franchisor that only such policies, in such amounts, are necessary to protect Franchisee from losses in connection with the franchised business.

         H. Should Franchisee, for any reason, fail to procure or maintain the insurance required by this Agreement, as revised from time to time by the Manuals or otherwise in writing, Franchisor shall have the right and authority (without, however, any obligation to do so), immediately to procure such insurance and to charge same to Franchisee, which charges, together with a reasonable fee for Franchisor's expenses in so acquiring the policy or policies, shall be payable by Franchisee immediately upon notice. The foregoing remedies shall be in addition to any other remedy Franchisor may have.

XIII.    TRANSFER OF INTEREST
         --------------------

         A. Transfer by Franchisor:
            ----------------------

         Franchisor shall have the right to transfer or assign all or any part of its rights or obligations herein to any person or legal entity.

         B. Transfer by Franchisee:
            ----------------------

            1. Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee, and that Franchisor has granted this franchise in reliance on Franchisee's business skill, financial capacity, and personal character. Accordingly, neither Franchisee nor any immediate or remote successor to any part of Franchisee's interest in this franchise nor any individual, partnership, corporation, or other legal entity, which directly or indirectly controls Franchisee shall sell, assign, transfer, convey or give away, any direct or indirect interest in Franchisee or in this franchise without the prior written consent of Franchisor. Any purported assignment or transfer, by operation of law or otherwise, not having the written consent of Franchisor shall be null and void and shall constitute a material breach of this Agreement, for which Franchisor may then terminate without opportunity to cure pursuant to Section XIV.B. of this Agreement. The transfer restrictions described in this Section XIII.B. shall apply to any sale, assignment, transfer, conveyance, or donation of any ownership interest in Franchisee (except for a Franchisee which is a corporation registered under the Securities and Exchange Act of 1934) by any holder of such interest to any party.

            2. Franchisor shall not unreasonably withhold its consent to a transfer of any interest in Franchisee or in this franchise; provided, however, that if a transfer, alone or together with other previous, simultaneous, or proposed transfers, would have the effect of transferring a controlling interest in the franchised business, Franchisor may, in its sole discretion, require as a condition of its approval that:

               (a) All of Franchisee's monetary obligations to Franchisor and all or any of its affiliates under this and any other agreements between Franchisee and Franchisor or any affiliate have been satisfied, and all other outstanding obligations related to the franchised business shall have been satisfied;

               (b) Franchisee is not in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and Franchisor, or its subsidiaries and affiliates;

               (c) The transferor shall have executed a general release under seal, in a form satisfactory to Franchisor, of any and all claims against Franchisor and its officers, directors, shareholders, and employees, in their corporate and individual capacities, including, without limitation, claims arising under federal, state, and local laws, rules, and ordinances;

               (d) The transferee (and, if the transferee is other than an individual, such owners of a beneficial interest in the transferee as Franchisor may request) shall enter into a written assignment, under seal and in a form satisfactory to Franchisor, assuming and agreeing to discharge all of Franchisee's obligations under this Agreement;

               (e) The transferee (and, if the transferee is other than an individual, such owners of a beneficial interest in the transferee as Franchisor may request) shall demonstrate to Franchisor's satisfaction that transferee meets Franchisor's educational, managerial, and business standards; possesses a good moral character, business reputation, and credit rating; has the aptitude and ability to conduct the business franchised herein (as may be evidenced by prior related business experience, the franchise application, or otherwise); and has adequate financial resources and capital to operate the business;

               (f) At Franchisor's option, the transferee shall execute (and/or, upon Franchisor's request, shall cause all interested parties to execute), for a term ending on the expiration date of this Agreement and with such renewal term as may be provided by this Agreement, the standard form franchise agreement then being offered to new System franchisees and other ancillary agreements including, but not limited to guaranties, as Franchisor may require for the franchised business, which agreements shall supersede this Agreement in all respects and the terms of which agreements may differ from the terms of this Agreement, including, without limitation, a higher percentage royalty rate and advertising contribution;

               (g) The transferee shall, at transferee's expense and upon the reasonable request of Franchisor, upgrade the restaurant to conform to the then-current standards and specifications for System restaurants, and shall complete the upgrading and other requirements within the time specified by Franchisor;

               (h) Franchisee shall remain primarily liable for all obligations of the franchised business and all covenants to be kept or performed by Franchisee and Franchisee shall execute any and all instruments reasonably requested by Franchisor to evidence such liability;

               (i) At transferee's expense, transferee or transferee's managers shall complete any training programs then in effect for franchisees upon such terms and conditions as Franchisor may reasonably require; and

               (j) Except in the case of a transfer to a corporation formed for the convenience of ownership, a transfer fee shall be paid by Franchisee to Franchisor in an amount equal to five percent (5%) of the then-current standard initial franchise fee being charged by Franchisor for a restaurant utilizing the restaurant design franchised hereunder (or, if such design is not then offered, such fee for the restaurant design closest in interior square footage to the restaurant).

               (k) Franchisee agrees that if, in the opinion of Franchisor, the price to be paid for the restaurant or franchised business appears to be excessive or is likely to result in there being an unsatisfactory return on investment or there being an insufficient cash flow to meet obligations, Franchisor may, without liability to Franchisee, review such opinions with any such prospective transferee/purchaser.

               (l) The transferee must at the time of the proposed transfer meet Franchisor's requirements to have an Operating Partner that has been approved by Franchisor.

            3. Franchisor shall not unreasonably withhold its consent to a proposed public offering of securities interests in Franchisee; provided, however, that Franchisor may, in its sole discretion, require as a condition of its approval that Franchisor or a company controlling Franchisor has previously made a public offering of Franchisor's or such company's securities. (For the purposes of this Section XIII, a "public offering" shall mean any offering requiring registration under any state or federal securities laws, and any offering exempt from registration but requiring disclosure under any federal law or regulation.)

            4. Franchisee shall grant no security interest in the franchised business or in any of its assets unless the secured party agrees that in the event of any default by Franchisee under any documents related to the security interest, Franchisor shall have the right and option to purchase the rights of the secured party upon payment of all sums then due to such secured party, except such amounts which may have become due as a result of any acceleration of the payment dates based upon the Franchisee's default.

            5. Franchisee acknowledges and agrees that each condition which must be met by the transferee franchisee is necessary to assure such transferee's full performance of the obligations hereunder.

         C. Transfer to Franchisee's Corporation:
            ------------------------------------

         In the event Franchisee is a corporation formed by Franchisee for the convenience of ownership, Franchisor's consent to such transfer shall, in addition to the requirements set forth in Section XIII.B. of this Agreement, be conditioned upon the following requirements:

            1. Franchisee shall be the owner of all the voting stock of the corporation; and, if Franchisee is more than one individual, each individual shall have the same proportionate ownership interest in the corporation as he had in Franchisee prior to the transfer.

            2. Corporate resolutions and minutes shall be furnished to Franchisor prior to the transfer, and the transferee shall comply with all the terms and conditions set forth in Sections V. and VI. of this Agreement.

         D. Offerings By Franchisee:
            -----------------------

         Securities or partnership interests in Franchisee may be sold, by private offering or otherwise, only with the prior written consent of Franchisor, as required in Sections XIII.B.2. and XIII.B.3. hereof. All materials required for such offering by federal or state law shall be submitted to Franchisor for review prior to their being filed with any government agency; and any materials to be used in any exempt offering shall be submitted to Franchisor for review prior to their use. No Franchisee offering shall imply (by use of the Proprietary Marks or otherwise) that Franchisor is participating as an underwriter, issuer, or offeror of Franchisee's or Franchisor's securities; and Franchisor's review of any offering shall be limited solely to the subject of the relationship between Franchisee and Franchisor. Franchisee and the other participants in the offering must fully indemnify Franchisor in connection with the offering. For each proposed offering, Franchisee shall pay to Franchisor a non-refundable fee of Ten Thousand Dollars ($10,000), or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering. Franchisee shall give Franchisor written notice at least thirty (30) days prior to the date of commencement of any offering or other transaction covered by this Section XIII.D.

         E. Right of First Refusal:
            ----------------------

            1. If any party holding any interest in Franchisee or in this Agreement (the transfer of which interest would have the effect of transferring a controlling interest in the franchised business), or if Franchisee desires to accept any bona fide offer from a third party to purchase such interest or the premises of the franchised business, the seller shall notify Franchisor in writing of the terms of such offer, and shall provide such information and documentation relating to the offer as Franchisor may require; and Franchisor shall have the right and option, exercisable within thirty (30) days after receipt of such written notification, to send written notice to the seller that Franchisor intends to purchase the seller's interest on the same terms and conditions offered by the third party. In the event that Franchisor elects to purchase the seller's interest, closing on such purchase must occur within sixty
(60) days from the date of notice to the seller of the election to purchase by Franchisor or such later date as may have been provided in the offer. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of an initial offer. Failure of Franchisor to exercise the option afforded by this Section XIII.E. shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Section XIII.E., with respect to a proposed transfer.


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
                                                                   EXHIBIT 10(a)

            2. In the event the consideration, terms, and/or conditions offered by a third party are such that Franchisor may not reasonably be required to furnish the same consideration, terms, and/or conditions, then Franchisor may purchase the interest in the franchised business proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time on the reasonable equivalent in cash of the consideration, terms, and/or conditions offered by the third party, an independent appraiser shall be designated by Franchisor, and his determination shall be binding.

         F. Transfer Upon Death or Mental Incompetency:
            -------------------------------------------

         Upon the death or mental incompetency of any person with a controlling interest in the franchise or in Franchisee, the transfer of which requires the consent of Franchisor as provided in Section XIII.B. hereof, the executor, administrator, personal representative, guardian, or conservator of such person shall transfer such interest within six (6) months after such death or mental incompetency to a third party approved by Franchisor. Such transfers, including, without limitation, transfers by devise or inheritance, shall be subject to the same conditions as any INTER VIVOS transfer. However, in the case of transfer by devise or inheritance, if the heirs or beneficiaries of any such person are unable to meet the conditions in this Section XIII., the personal representative of the deceased person shall have a reasonable time to dispose of the deceased's interest in the franchise, which disposition shall be subject to all the terms and conditions for transfers contained in this Agreement. If the interest is not disposed of within a reasonable time, Franchisor may terminate this Agreement.

         G. Non-Waiver of Claims:
            --------------------

         Franchisor's consent to a transfer of any interest in the franchise granted herein shall not constitute a waiver of any claims Franchisor may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

XIV.     DEFAULT AND TERMINATION
         -----------------------

         A. Franchisee shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Franchisee, if Franchisee shall become insolvent or make a general assignment for the benefit of creditors; if a petition in bankruptcy is filed by Franchisee or such a petition is filed against and consented to by Franchisee; if Franchisee is adjudicated a bankrupt or insolvent; if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and consented to by Franchisee; if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; if proceedings for a composition with creditors under any state or federal law should be instituted by or against Franchisee; if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed); if execution is levied against Franchisee's business or property; if suit to foreclose any lien or mortgage against the premises or equipment is instituted against Franchisee and not dismissed within thirty (30) days; or if the real or personal property of Franchisee's restaurant shall be sold after levy thereupon by any sheriff, marshal, or constable.

         B. Franchisee shall be deemed to be in default and Franchisor may, at its option, terminate this Agreement and all rights granted hereunder, without affording Franchisee any opportunity to cure the default, effective immediately upon receipt of notice by Franchisee, upon the occurrence of any of the following events;

            l. If Franchisee fails to obtain a site for the franchised business as required in the Site Selection Addendum (Attachment A hereto), prepare the premises, and commence the franchised business as required in Section V. hereof, or if Franchisee loses its lease, sublease, or its right to occupy the premises, ceases to operate, or otherwise abandons the franchised business or otherwise forfeits the right to do or transact business in the jurisdiction where the restaurant is located; provided, however, that if any such loss of possession results from the governmental exercise of the power of eminent domain, or if, through no fault of Franchisee, the premises are damaged or destroyed, then Franchisee shall have thirty (30) days after either such event in which to apply for Franchisor's approval to relocate or reconstruct the premises, which approval shall not be unreasonably withheld;

            2. If Franchisee is convicted, or enters a plea with adjudication of guilt withheld or suspended, involving a felony, a crime involving moral turpitude, or any other crime or offense that is reasonably likely, in the sole opinion of Franchisor, to adversely affect the System, the Proprietary Marks, the goodwill associated therewith, or Franchisor's interest therein;

                                                                   EXHIBIT 10(a)

            3. If Franchisee or any partner or shareholder of Franchisee purports to transfer any rights or obligations under this Agreement or any interest in Franchisee to any third party without Franchisor's prior written consent, contrary to the terms of Section XIII. of this Agreement;

            4. If Franchisee fails to comply with the in-term covenants in
Section XVI. hereof or fails to obtain and provide Franchisor with the covenants required by Section XVI.I. hereof;

            5. If Franchisee misuses or makes any unauthorized use of the Proprietary Marks or otherwise materially impairs the goodwill associated therewith or Franchisor's rights therein contrary to Section VII. hereof, intentionally discloses the contents of the Manuals to any unauthorized person, or violates in any way the trade secrets and confidential information provisions of Section VIII. hereof;

            6. If an approved transfer, as required by Section XIII.F. hereof, is not effected within a reasonable time following the death or mental incompetency of a person with a controlling interest in the franchise or in Franchisee;

            7. If Franchisee knowingly maintains false books or records, or submits any false reports to Franchisor;

            8. If Franchisee is declared in default by Franchisor under any provision of any other franchise agreement between the parties, any amendment thereof or successor thereto, or is in default of any provision of any sublease agreement, equipment purchase agreement, any promissory note (a) with Franchisor or an affiliate or (b) to which franchisor or any affiliates is a guarantor, or any other agreement between Franchisee and Franchisor, or its subsidiaries and affiliates.

            9. If Franchisee, after either (i) curing a default under this Agreement pursuant to a Notice of Termination; or (ii) after receipt of any other writing from Franchisor advising Franchisee that a default occurred regardless of whether such writing constituted a Notice of Termination, commits another default under this Agreement within 24 months following the earlier default;

            10. If an imminent threat or danger to the public health or safety results from the operation of the restaurant.

         C. Except as provided in Sections XIV.A. and XIV.B. of this Agreement, Franchisee shall have thirty (30) days after its receipt from Franchisor of a written Notice of Termination within which to remedy any default hereunder and provide evidence thereof to Franchisor. If any such default is not cured within that time, or such longer period as applicable law may require, this Agreement shall terminate without further notice to Franchisee, effective immediately upon expiration of the thirty (30) day period or such longer period as applicable law may require. Franchisee shall be in default hereunder for any failure to comply substantially with any of the requirements imposed by this Agreement, as it may from time to time reasonably be supplemented by the Manuals, or to carry out the terms of this Agreement in good faith. Such defaults shall include, for example, without limitation, the occurrence of any of the following events:

            l. If Franchisee fails, refuses, or neglects promptly to pay when due any monies owing to Franchisor or its subsidiaries or affiliates, or to the Funds, or to submit the financial information or other reports required by Franchisor under this Agreement;

            2. If Franchisee fails to maintain any of the standards or procedures prescribed by Franchisor in this Agreement, the Manuals, or otherwise in writing or fails to have an operations principal and/or to have an Operating Partner, if required;

            3. If Franchisee fails, refuses, or neglects to obtain Franchisor's prior written approval or consent, as required by this Agreement;

            4. If Franchisee, directly or indirectly, commences or conducts any business operation, or markets any service or product under any name or proprietary mark which, in Franchisor's opinion, is confusingly similar to the Proprietary Marks; or

                                                                   EXHIBIT 10(a)

            5. If Franchisee, by act or omission, suffers a continued violation, in connection with the operation of the restaurant, of any law, ordinance, rule or regulation of a governmental agency, in the absence of a good faith dispute over its application or legality and without promptly resorting to an appropriate administrative or judicial forum for relief therefrom.

         D. Default under this Franchise Agreement shall constitute a default under any Development Agreement between the parties pursuant to which this Franchise Agreement was executed.

XV.         OBLIGATIONS UPON TERMINATION
            ----------------------------

         Upon termination or expiration of this Agreement:

         A. Franchisee shall immediately cease to operate the business franchised under this Agreement and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of Franchisor. Franchisee shall immediately return to Franchisor all confidential materials provided to Franchisee by Franchisor and/or Franchisor's designee(s), which confidential materials include without limitation, the Manuals and any translations thereof.

         B. Franchisee shall immediately and permanently cease to use, by advertising or in any other manner whatsoever, any format, confidential methods, procedures, and techniques associated with the System; the Proprietary Mark "Golden Corral" and all other Proprietary Marks and distinctive forms, slogans, signs, symbols, trade dress or devices associated with the System. In particular, without limitation, Franchisee shall cease to use all signs, equipment, advertising materials, forms, and any other articles which display the Proprietary Marks; provided, however, that this Section XV.B. shall not apply to the operation of any other franchise under the System which may be granted by Franchisor to Franchisee.

         C. Franchisee shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains the name "Golden Corral" or any other service mark or trademark of Franchisor; and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within thirty (30) days after termination or expiration of this Agreement.

         D. Franchisee shall, at Franchisor's option (which such option may be exercised within thirty (30) days after termination or expiration), assign to Franchisor any interest which Franchisee has in any lease or sublease for the premises of the franchised business.

         E. In the event Franchisor does not elect to exercise its option to purchase the premises pursuant to Section XV.J., or to acquire the lease or sublease for the premises of the franchised business pursuant to Section XV.D., Franchisee shall make such modifications or alterations to the premises operated hereunder (including, without limitation, the changing of the telephone number and trade dress) immediately upon termination or expiration of this Agreement as may be necessary to prevent the operation of any business thereon by itself or others in derogation of this Section XV. and shall make such specific additional changes thereto as Franchisor may reasonably request for that purpose. In the event Franchisee fails or refuses to comply with the requirements of this
Section XV., Franchisor shall have the right to enter upon the premises where Franchisee's franchised business was conducted, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such changes as may be required at the expense of Franchisee, which expense Franchisee agrees to pay upon demand.

         F. If Franchisee owns an interest in the premises of the franchised business and, at any time prior to the termination or expiration of this Agreement, Franchisee desires to accept any bona fide offer from a third party to purchase Franchisee's interest in the premises of the franchised business, then Franchisee shall notify Franchisor in writing of the terms of each such offer, and shall provide such information and documentation relating to the offer as Franchisor may require, including information as to the condition of title to the restaurant premises; and Franchisor shall have the right and option, exercisable within thirty (30) days after receipt of such written notification, to send written notice to Franchisee that Franchisor intends to purchase the seller's interest on the same terms and conditions offered by the third party. In the event that Franchisor intends to purchase Franchisee's interest, closing on such purchase must occur within sixty (60) days from the date of notice to Franchisee of the election to purchase by Franchisor or such later date as may have been provided in the offer. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of an initial offer. Failure of Franchisor to exercise the option afforded by this

Section XV.F. shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Section XV.F., with respect to a proposed transfer.

         In the event the consideration, terms, and/or conditions offered by a third party are such that Franchisor may not reasonably be required to furnish the same consideration, terms, and/or conditions, then Franchisor may purchase the interest in the premises of the franchised business proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time on the reasonable equivalent in cash of the consideration, terms, and/or conditions offered by the third party, an independent appraiser shall be designated by Franchisor, and his determination shall be binding.

         G. Franchisee agrees, in the event it continues to operate or subsequently begins to operate any other business, not to use any reproduction, counterfeit, copy, or colorable imitation of the Proprietary Marks either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake, or deception, or which is likely to dilute Franchisor's exclusive rights in and to the Proprietary Marks; and further agrees not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Franchisor.

         H. Franchisee shall promptly pay all sums owing to Franchisor and its subsidiaries and affiliates. In the event of termination for any default of Franchisee, such sums shall include all damages, costs, and expenses, including reasonable attorneys' fees, incurred by Franchisor as a result of the default, which obligation shall give rise to and remain, until paid in full, a lien in favor of Franchisor against any and all of the personal property, furnishings, equipment, inventory, and fixtures owned by Franchisee and on all premises operated hereunder at the time of default.

         I. Franchisee shall pay to Franchisor all damages, costs, and expenses, including reasonable attorneys' fees, incurred by Franchisor subsequent to the termination or expiration of the franchise herein granted in obtaining injunctive or other relief for the enforcement of any provisions of this Section XV.

         J. Franchisor shall have the option, to be exercised within thirty (30) days after termination or expiration, to purchase from Franchisee the restaurant premises, to include but not limited to land, building and site improvements, and related improvements at then-current fair market value, and also the option to assume any and/or all leases relating to the restaurant premises, and also to purchase any or all of furnishings, equipment, signs, fixtures, supplies, or inventory of Franchisee related to the operation of the franchised business, at Franchisee's cost or fair market value, whichever is less. If the parties cannot agree on a fair market value within a reasonable time, an independent appraiser shall be designated by the parties and his determination shall be binding. If the parties cannot agree on an appraiser within a reasonable time, an independent appraiser shall be designated by each party, and the two (2) independent appraisers so designated shall select a third independent appraiser. The determination of fair market value of the third appraiser so chosen shall be binding. If Franchisor elects to exercise any option to purchase herein provided, it shall have the right to set off all amounts due from Franchisee to Franchisor or its affiliates, and the cost of the appraisal, if any, against any payment therefor.

         K. Franchisee shall comply with the covenants contained in Sections XVI.B. and XVI.C. of this Agreement.

XVI.        COVENANTS
            ---------

         A. Franchisee covenants that during the term of this Agreement, except as otherwise approved in writing by Franchisor, Franchisee or, if Franchisee is a corporation, a limited liability company or partnership or other entity, a principal of Franchisee approved by Franchisor, shall be designated as the approved operations principal who shall devote full time, energy, and best efforts to the management and operation of the business franchised hereunder. The current approved operations principal is _____________________________. Upon the death, incapacity or termination of the approved operations principal for any reason, Franchisee must secure a substituted operations principal, who must be approved by Franchisor, within a reasonable period of time thereafter, but not later than three (3) months after the date of such operations principal's death, incapacity or termination.

         B. Franchisee specifically acknowledges that, pursuant to this Agreement, Franchisee will receive valuable specialized training and confidential information, including, without limitation, information regarding the operational, sales, promotional, and marketing methods and techniques of Franchisor and the System. Franchisee covenants that during the term of this Agreement, except as otherwise approved in writing by Franchisor, Franchisee shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with, any person, persons, partnership, or corporation:

                                                                   EXHIBIT 10(a)

            1. Divert or attempt to divert any business or customer of the business franchised hereunder to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System; or

            2. Franchisee shall not employ or seek to employ any person who is employed, or within the prior six (6) months had been employed by any other franchisee of Franchisor, or by Franchisor, or by any affiliate of Franchisor. Franchisee shall not directly or indirectly seek to induce such person to leave his or her employment for the purpose of becoming an employee of Franchisee.

            3. Own, invest in, maintain, operate, engage in, be employed by, be a consultant to, or have any interest in any restaurant business unless previously consented to in writing by the Franchisor.

         C. Franchisee further covenants that, except as previously approved in writing by Franchisor, Franchisee shall not, for a continuous and uninterrupted period commencing upon the expiration or termination of this Agreement (regardless of the cause for termination) and continuing for the following described period(s) thereafter directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation, own, invest in, maintain, operate, engage in, be employed by, be a consultant to, or have any interest in any restaurant business offering for sale steak, buffet, salad bar, bakery and other items which had been offered by the franchised business, and/or which is a cafeteria-style or buffet restaurant concept, which is, or is intended to be, located: (i) for a period of two (2) years within ten (l0) miles of the Approved Location; and/or (ii) for a period of two (2) years within ten (10) miles of any Golden Corral restaurant which is located, or intended to be located, within the same Designated Market Area ("DMA") as the Approved Location if a Golden Corral advertising cooperative has been formed for such DMA; and/or (iii) for a period of one (1) year within ten
(10) miles of any Golden Corral restaurant within the United States of America.

         D. Sections XVI.B.3. and XVI.C. shall not apply to ownership by Franchisee of less than a five percent (5%) beneficial interest in the outstanding equity securities of any corporation which is registered under the Securities and Exchange Act of 1934.

         E. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section XVI. is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Franchisee expressly agrees to be bound by any lesser covenant subsumed with the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Agreement.

         F. Franchisee understands and acknowledges that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Sections XVI.B. and XVI.C. of this Agreement, or any portion thereof, without Franchisee's consent, effective immediately upon receipt by Franchisee of written notice thereof, and Franchisee agrees that it shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section XXII. hereof.

         G. Franchisee expressly agrees that the existence of any claims it may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this
Section XVI.

         H. Franchisee acknowledges that Franchisee's violation of the terms of this Section XVI. would result in irreparable injury to Franchisor for which no adequate remedy at law may be available; and Franchisee accordingly consents to the issuance of, and agrees to pay all court costs and reasonable attorneys' fees incurred by Franchisor in obtaining, an injunction prohibiting any conduct by Franchisee in violation of the terms of this Section XVI.

         I. At the request of Franchisor, Franchisee shall provide Franchisor with executed covenants similar in substance to those set forth in this Section
XVI. (including covenants applicable upon the termination of a person's relationship with Franchisee) from any or all of the following persons: (l) Franchisee's managers; (2) a11 officers, directors, and holders of a direct or indirect beneficial ownership interest of five percent (5%) or more in Franchisee; and (3) the general partners and any limited partners (including any corporation, and the officers, directors, and holders of a beneficial interest of five percent (5%) or more of the securities of any corporation which controls, directly or indirectly, any general or limited partner), if Franchisee is a partnership. With respect to each person who becomes associated with Franchisee in

                                                                   EXHIBIT 10(a)


one of the capacities enumerated above subsequent to execution of this Agreement, Franchisee shall require and obtain such covenants from them and promptly provide Franchisor with executed copies of such covenants. In no event shall any person enumerated be granted access to any confidential aspect of the system or the franchised business prior to execution of such a covenant. All covenants required by this Section XVI.I. shall be in forms satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third-party beneficiary of such covenants with the independent right to enforce them. Failure by Franchisee to obtain execution of a covenant required by this Section XVI.I. and provide the same to Franchisor shall constitute a material breach of this Agreement.

XVII.    CORPORATE, PARTNERSHIP OR LIMITED LIABILITY COMPANY        FRANCHISEE
         ----------------------------------------------------       ----------

         A. A Franchisee which is a corporation shall comply with the following requirements throughout the term of this Agreement:

            1. Franchisee shall furnish Franchisor with its Articles of Incorporation, Bylaws, other governing documents, and such other documents Franchisor may reasonably request, and any amendments thereto;

            2. Franchisee shall confine its activities, and its governing documents shall at all times provide that its activities are confined, exclusively to operating the business franchised herein;

            3. Franchisee shall maintain stop transfer instructions against the transfer on its records of any voting securities; and shall issue no voting securities upon the face of which the following printed legend does not legibly and conspicuously appear:

            The transfer of this stock is subject to the terms and conditions of a Franchise Agreement with GOLDEN CORRAL
            FRANCHISING SYSTEMS, INC. dated _________. Reference is made to the provisions of the said Franchise Agreement and to the Articles and Bylaws of this Corporation.

            4. Franchisee shall maintain a current list of all owners of record and all beneficial owners of any class of voting stock of Franchisee and shall furnish the list to Franchisor upon request. Such lists shall also include the percentage of ownership of each such owner.

         B. If Franchisee is a corporation, each proposed holder of an interest in Franchisee shall submit a franchise application to Franchisor, shall be approved by Franchisor, and shall, upon Franchisor's request, execute a guarantee of Franchisee's obligations under the Franchise Agreement in a form prescribed by Franchisor; provided, however, that the requirements of this
Section XVII.B. shall not apply to a holder of any corporation registered under the Securities and Exchange Act of 1934.

         C. A Franchisee which is a partnership shall comply with the following requirements throughout the term of this Agreement:

            1. Franchisee shall furnish Franchisor with its partnership agreement as well as such other documents as Franchisor may reasonably request, and any amendments thereto; and

            2. Franchisee shall prepare and furnish to Franchisor, upon request, a current list of all general and limited partners in Franchisee with the percentage of ownership of each partner shown.

         D. If Franchisee is a limited liability company, it shall: (i) furnish Franchisor with its articles of organization and operating agreement, as well as such other documents as Franchisor may reasonably request, and any amendments thereto; (ii) prepare and furnish to Franchisor, upon request, a current list of all members and managers in Franchisee; and (iii) maintain stop transfer instructions on its records against the transfer of any equity securities and shall only issue securities which bear a legend, in a form satisfactory to Franchisor, which references the transfer restrictions imposed by this Agreement.

                                                                   EXHIBIT 10(a)




XVIII.   TAXES, PERMITS, AND INDEBTEDNESS
         --------------------------------

         A. Franchisee shall promptly pay when due all taxes levied or assessed by any federal, state or local tax authority, including, without limitation, unemployment and sales taxes, and all accounts and other indebtedness of every kind incurred by Franchisee in the conduct of the business franchised under this Agreement. Franchisee shall pay to Franchisor an amount equal to any sales tax, gross receipts tax, or similar tax imposed on Franchisor with respect to any payments to Franchisor required under this Agreement, unless the tax is credited against income tax otherwise payable by Franchisor.

         B. In the event of any bona fide dispute as to liability for taxes assessed or other indebtedness, Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law; however, in no event shall Franchisee permit a tax sale or seizure by levy of execution or similar writ or warrant, or attachment by a creditor, to occur against the premises of the franchised business, or any improvements thereon.

XIX.     INDEPENDENT CONTRACTOR AND INDEMNIFICATION
         ------------------------------------------

         A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them; that Franchisee shall be an independent contractor; and, that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

         B. During the term of this Agreement and any extensions hereof, Franchisee shall hold itself out to the public as an independent contractor operating the business pursuant to a franchise from Franchisor. Franchisee agrees to take such affirmative action as may be necessary to do so, including, without limitation, exhibiting a notice of that fact in a conspicuous place in the franchised premises, the content of which Franchisor reserves the right to specify.

         C. It is understood and agreed that nothing in this Agreement authorizes Franchisee to make any contract, agreement, warranty, or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name; and, that Franchisor shall in no event assume liability for, or be deemed liable as a result of, any such action, or by reason of any act or omission of Franchisee in its conduct of the franchised business or any claim or judgment arising there from against Franchisor. Franchisee shall indemnify and hold Franchisor and Franchisor's predecessor(s), successor(s), parent(s), affiliates, stockholders, officers, directors, and employees (past, present or future) harmless against any and all such claims arising directly or indirectly from, as a result of, or in connection with Franchisee's operation of the franchised business, as well as the costs, including attorneys' fees, of defending against them.

XX.      APPROVALS AND WAIVERS
         ---------------------

         A. Whenever this Agreement requires the prior approval or consent of Franchisor, Franchisee shall make a timely written request to Franchisor therefor; and such approval or consent shall be obtained in writing.

         B. Franchisor makes no warranties or guarantees upon which Franchisee may rely, and assumes no liability or obligation to Franchisee, by providing any waiver, approval, consent, or suggestion to Franchisee in connection with this Agreement, or by reason of any neglect, delay, or denial of any request thereof.

         C. No failure of Franchisor to exercise any power reserved to it by this Agreement, or to insist upon strict compliance by Franchisee with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Franchisor's right to demand exact compliance with any of the terms herein. Waiver by Franchisor of any particular default by Franchisee shall not affect or impair Franchisor's rights with respect to any subsequent default of the same, similar or different nature, nor shall any delay, forbearance or omission of Franchisor to exercise any power or right arising out of any breach or default by Franchisee of any of the terms, provisions or covenants hereof, affect or impair Franchisor's right to exercise the same, nor shall such constitute a waiver by Franchisor of any right hereunder, or the right to declare any subsequent breach or default and to terminate this franchise prior to the expiration of its term. Subsequent acceptance by Franchisor of any payments due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Franchisee of any terms, covenants or conditions of this Agreement.

                                                                   EXHIBIT 10(a)




XXI.     NOTICES
         -------

         Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered by any means which will provide evidence of the date received to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

Notices to Franchisor:              Vice President of Franchising
                                            Golden Corral Franchising Systems,
                                              Inc.
                                            P.O. Box 29502
                                            Raleigh, North Carolina 27626

Notices to Franchisee:
                       -----------
                                   ------------
                                   ------------
                                   ------------

Any notice shall be deemed to have been given at the date and time it is received, or is refused, or delivery is made impossible by the intended recipient.

XXII.    ENTIRE AGREEMENT
         ----------------

         This Agreement, the documents referred to herein, and the Attachments hereto, if any, constitute the entire, full, and complete Agreement between Franchisor and Franchisee concerning the subject matter hereof, and supersede any and all prior agreements. No amendment, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed in writing.

XXIII.   SEVERABILITY AND CONSTRUCTION
         -----------------------------

         A. Except as expressly provided to the contrary herein, each section, part, term, and/or provision of this Agreement shall be considered severable; and if, for any reason, any section, part, term, and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms, and/or provisions of this Agreement as may remain otherwise intelligible; and, the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid sections, parts, terms, and/or provisions shall be deemed not to be a part of this Agreement.

         B. Anything to the contrary herein notwithstanding, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisor or Franchisee and such of their respective successors and assigns as may be contemplated by Section XIII. hereof, any rights or remedies under or by reason of this Agreement.

         C. Franchisee expressly agrees to be bound by any promise or covenants imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

         D. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

         E. All references herein to the masculine, neuter, or singular shall be construed to include the masculine, feminine, neuter, or plural, where applicable, and all acknowledgments, promises, covenants, agreements, and obligations herein made or undertaken by Franchisee shall be deemed jointly and severally undertaken by all the parties hereto signing on behalf of Franchisee.

         F. This Agreement may be executed in several parts, and each copy so executed shall be deemed an original.

                                                                   EXHIBIT 10(a)


         G. Any provision or covenant of this Agreement by which its terms or by reasonable implication is to be performed in whole or in part, after the expiration or termination of this Agreement shall survive such expiration or termination.

XXIV.    APPLICABLE LAW
         --------------

         A. This Agreement takes effect upon its acceptance and execution by Franchisor in North Carolina, and North Carolina law shall apply to any claim or controversy regarding the making, entering into, performance or interpretation of this Agreement. In the event of any conflict of law, the laws of North Carolina shall prevail, without regard for the application of North Carolina conflict of law rules; provided, however, that if any of the provisions of this Agreement would not be enforceable under the laws of North Carolina, but would be enforceable under the laws of the state in which the restaurant is located, then such provisions shall be interpreted and construed under the laws of the state in which the restaurant is located. Nothing in this Section XXIV is intended by the parties to subject this Agreement to any franchise or similar law, rule, or regulation of the State of North Carolina to which it would not otherwise be subject.

         B. Any action brought by Franchisee against Franchisor shall be brought exclusively, and any action brought by Franchisor against Franchisee may be brought, in the federal district court covering the location at which Franchisor has its principal place of business at the time the action is commenced; provided, however, that if the federal court would not have subject matter jurisdiction had the action been commenced in such court, then, in such event, the action shall (with respect to actions commenced by Franchisee), and may (with respect to actions commenced by Franchisor) be brought in the state court within the judicial district in which Franchisor has its principal place of business at the time the action is commenced. The parties waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

         C. No right or remedy conferred upon or reserved to Franchisor or Franchisee by this Agreement is intended to be, nor shall be deemed exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

         D. Nothing herein contained shall bar Franchisor's right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions; nor shall the reference to such relief in certain Sections of this Agreement be deemed to imply the unavailability of such relief to enforce rights provided for in other sections.

         E. Franchisor and Franchisee irrevocably waive trial by jury in any action, proceeding, or counterclaim whether at law or in equity, brought by them against the other. Any and all claims and actions arising out of or relating to the Agreement, the relationship of Franchisor and Franchisee, or Franchisee's operation of the Franchised business shall be commenced within two years from the occurrence of the facts giving rise to such claim or action, or such ,claim or action shall be barred. Franchisor and Franchisee hereby waive to the fullest extent permitted by law any right to or claim of any punitive or exemplary damages against the others and agree that in the event of a dispute between them each shall be limited to the recovery of any actual damages sustained by them.

XXV.     ACKNOWLEDGMENTS
         ---------------

            A. Franchisee acknowledges that Franchisee has received an exact copy of this Agreement, the attachments thereto, if any, and agreements relating thereto, if any, at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that it has received the disclosure document which is required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures," and which contains a copy of this Agreement("UFOC"), at least ten (l0) business days prior to the date on which this Agreement was executed.

            B. Franchisee acknowledges that it has conducted an independent investigation of the business franchised hereunder, and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the ability of Franchisee as an independent businessman. Except with respect to any information contained in
Item 19 of Franchisor's UFOC, Franchisor expressly disclaims the making of, and Franchisee Acknowledges that it has not received, any representation, express or implied, from any employee or agent of Franchisor,

                                                                   EXHIBIT 10(a)

as to the prior, current, or potential sales, income, profits, or success of the business venture contemplated by this Agreement or of any other franchised business.

         C. Franchisee acknowledges that it has read and understood this Agreement, the attachments hereto, if any, and agreements relating hereto, if any; and that Franchisor has afforded Franchisee ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Agreement on the day and year first above written.

                                GOLDEN CORRAL FRANCHISING SYSTEMS, INC.
         (Corporate Seal)

                                By:
                                   --------------------------------------
                                          Its Vice President
                                Attested

                                By:
                                   --------------------------------------
                                          Its _______ Secretary

WITNESS:                            FRANCHISEE

             By:        (SEAL)
-------------   -------------
                                          (Name)

                                                                   EXHIBIT 10(a)




                                  ATTACHMENT A

               SITE SELECTION ADDENDUM TO GOLDEN CORRAL FRANCHISE
                                    AGREEMENT

         GOLDEN CORRAL FRANCHISING SYSTEMS, INC. (hereinafter "Franchisor") and ________________________________________________ (hereinafter "Franchisee"), have this date,________ , ___, entered into a certain Golden Corral Franchise Agreement (hereinafter "Franchise Agreement") and desire to supplement its terms, as set out below. The parties hereto therefore agree as follows:

         1. No later than one hundred eighty (180) days after the execution of this Site Selection Addendum and the Franchise Agreement Franchisee shall obtain premises by lease or purchase, at Franchisee's expense, for the Golden Corral restaurant franchised under the Franchise Agreement, which premises shall be approved by Franchisor as hereinafter provided. The premises shall be within the following territory (hereinafter "Site Selection Territory"):___________________
___________________________________.

         2. Failure by Franchisee to obtain premises for the franchised business within the time required in Paragraph 1. hereof shall constitute a default under the Franchise Agreement and this Site Selection Addendum. Time is of the essence.

         3. Prior to obtaining the premises for the franchised business in the Site Selection Territory, Franchisee shall submit to Franchisor, in the form specified by Franchisor, a complete response to Franchisor's Site Evaluation Questionnaire, a description of the proposed site and such information or materials as Franchisor may reasonably require and a letter of intent or other evidence satisfactory to Franchisor which confirms Franchisee's favorable prospects for obtaining the proposed site. Recognizing that time is of the essence, Franchisee agrees that Franchisee must submit such information and materials for Franchisee's proposed site to Franchisor for its approval within ninety (90) days after execution of this Site Selection Addendum. Franchisor shall have sixty (60) days after receipt of such information and materials from Franchisee to approve or disapprove, in its sole discretion, the site as a location for the franchised business.

         4. Franchisor shall furnish to Franchisee the following:

            a. Such site selection guidelines and consultation as Franchisor may deem advisable;

            b. Such on-site evaluation as Franchisor may deem advisable as part of its evaluation of Franchisee's request for site approval; provided, however, that Franchisor shall not provide on-site evaluation for any proposed site prior to Franchisor's receipt of a complete response to Franchisor's Site Evaluation Questionnaire, a description of the proposed site and a letter of intent or other evidence satisfactory to the Franchisor which confirm Franchisee's favorable prospects for obtaining the proposed site. If on-site evaluation is deemed necessary and appropriate by Franchisor, Franchisor shall conduct up to two (2) on-site evaluations at Franchisor's cost; for each additional on-site evaluation (if any) Franchisee shall reimburse Franchisor for Franchisor's reasonable expenses, including, without limitation, the costs of travel, lodging, and food.

         5. After the location for the franchised business is approved by Franchisor and obtained by Franchisee pursuant to Paragraph 3 hereof, the location shall constitute the Approved Location referred to in Section I. of the Franchise Agreement.

         6. This Site Selection Addendum constitutes an integral part of the Franchise Agreement between the parties hereto, and the terms of this Site Selection Addendum shall be controlling with respect to the subject matter hereof. Except as modified or supplemented by this Site Selection Addendum, the terms of the Franchise Agreement are hereby ratified and confirmed.

                                                                   EXHIBIT 10(a)

         IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Addendum on the day and year first above written.

                                   GOLDEN CORRAL FRANCHISING SYSTEMS, INC.

         (Corporate Seal)

                                   By:
                                      ------------------------------
                                               Its Vice President

                                   Attested

                                   By:
                                      ------------------------------
                                               Its _______ Secretary

WITNESS:                           FRANCHISEE

                                   By:                       (SEAL)
---------------------                 -----------------------------
                                                              (Name)

                                                                   EXHIBIT 10(a)



                     ADDENDUM TO AREA DEVELOPMENT AGREEMENT
                     --------------------------------------

This is an Addendum to the Area Development Agreement (the "Development Agreement") dated as of the 6th day of July, 2000 by and between FRISCH'S RESTAURANTS, INC. ("Area Developer") and GOLDEN CORRAL FRANCHISING SYSTEMS, INC. ("Franchisor") with respect to certain markets in the Development Area specified under the Development Agreement defined by the Cleveland and Toledo, OH Designated Market Area (the "DMAs").

By executing this Addendum, Area Developer and Franchisor intend to supplement the terms and provisions of the Development Agreement and, to the extent that any term or provision of the Development Agreement is inconsistent with the terms and provisions of this Addendum, the terms of this Addendum shall control.

1.       OPTION TO PURCHASE ADDITIONAL NEW MARKETS
         -----------------------------------------

Franchisor and Area Developer acknowledge and agree that certain markets (not including Non-traditional Markets) exist within the DMA which in the judgement of Franchisor do not currently meet the minimum criteria for development and operation of a Golden Corral(R) restaurant. Franchisor and Area Developer agree that in the event that Franchisor in its sole and absolute judgement determines in the future that any one or more market areas within the DMA meets the then-current criteria established by Franchisor for development of a Golden Corral(R) restaurant (a "New Market"), Area Developer shall have the option to purchase each such New Market (the "Option"), on the following terms:

Term of Option:
---------------
So long as Area Developer is not in default under the Development Agreement or any Franchise Agreement, the Option shall continue throughout the term of the Development Agreement (including any extension thereof) and thereafter so long as Area Developer acquires each New Market which may become available under the Option and and develops a Golden Corral(R) restaurant in each market owned by Area Developer as required by the Development Agreement (including any amendment or replacement thereto). Notwithstanding anything contained within this Addendum of the Development Agreement to the contrary, Area Developer shall have no right or option to develop the markets/cities which Area Developer has already declined to acquire in the DMAs and such markets/cities are excluded from this Development Agreement and Addendum. Such excluded markets/cities include the cities of Ashland, Ohio, New Philadelphia, Ohio, Sandusky, Ohio and Adrian, Michigan and the following Ohio markets/submarkets: (1) Eastlake, submarket #1 A-1; (2) Bedford, submarket #3 of Exhibit A-1; and (3) Middleburg Heights, submarket #5 of Exhibit A-1. It is acknowledged that Franchisor may establish and operate or license others to establish and operate in such declined and excluded markets/cities without offering Area Developer any rights therein.

Designation as New Market; Election to Exercise Option to Purchase:
-------------------------------------------------------------------

Following the designation by Franchisor of any New Market, Franchisor shall give notice to Area Developer in writing that such market has been so designated. Such notice shall include all New Markets so designated, together with such information as Franchisor in its discretion deems relevant to each such designation. If Area Developer elects to exercise the Option granted hereby with respect to a New Market, Area Developer shall give written notice of such election to Franchisor within thirty (30) days following receipt by Area Developer of the notice from Franchisor. Area Developer shall exercise such Option with respect to all, but not less than all, New Markets included within a notice from Franchisor.

Terms of Purchase; Execution of Documents
-----------------------------------------
In the event that Area Developer elects to exercise the Option with respect to New Markets designated by Franchisor, such New Markets shall be purchased on Franchisor's then-standard terms for the licensing of markets under an Area Development Agreement. Franchisor shall prepare and Area Developer shall execute, within thirty (30) days after receipt, an amendment to the Development Agreement in which the Term and the opening schedule set forth in the Development Agreement shall be extended for a period of time determined by Franchisor based upon the number of New Markets being acquired and after taking into consideration the number of new restaurants required to be developed each year under the existing terms of the agreement, or, if the term of the Development Agreement has expired, Area Developer shall execute a new agreement providing for the development and operation by Area Developer of a Golden Corral(R) restaurant in each New Market and with a term sufficient to allow for such development based upon the previously existing agreement.

Area Developer shall pay to Franchisor the Development Fee otherwise due for each New Market being acquired, according to Franchisor's then-standard terms, at the time of execution of the Amendment to the Development Agreement or a new

                                                                   EXHIBIT 10(a)


Area Development Agreement, as the case may be.

2.       LIMITED OPTION TO PURCHASE RIGHTS FOR NON-TRADITIONAL SITES:
         -----------------------------------------------------------

Franchisor and Area Developer acknowledge and agree that the Development Area excludes certain non-traditional sites as described in Clause I.C.(i) of the Development Agreement, and which are likewise excluded from the Protected Territory defined in the form of Franchise Agreement attached as an exhibit to the Development Agreement. Franchisor and Area Developer agree that in the event that Franchisor in its sole and absolute judgement determines that any one or more non-traditional sites within the DMA meets the then-current criteria established by Franchisor for development of a restaurant business or similar offering using the Proprietary Marks and the System (a "Non-traditional Site"), and, based on the characteristics of such Non-traditional Site (including but not limited to the nature of the offering which may be made from such site, any contractual obligations or limitations, bidding requirements, connections with any other similar site not within the DMA, and other criteria deemed by Franchisor as bearing on the proposed use of the site) Franchisor determines in its sole discretion that Area Developer can be expected to meet all of the development and operating criteria for such site and without affecting the operation of any similar site not within the DMA, Area Developer shall have the option to purchase the development right for each such Non-traditional Site (a "Supplemental Right"), on the following terms:

Term of Supplemental Right:
---------------------------
So long as Area Developer is not in default under the Development Agreement or any Franchise Agreement, the Option shall continue throughout the term of the Development Agreement (including any extension thereof) and thereafter so long as Area Developer acquires each New Market which may become available under the Option and and develops a Golden Corral(R) restaurant in each market owned by Area Developer as required by the Development Agreement (including any amendment or replacement thereto). Notwithstanding anything contained in this Addendum of the Development Agreement to the contrary, this Supplemental Right shall only apply to those submarkets/cities referred to in Exhibit "AA" of the Development Agreement and those New Markets wherein Area Developer has timely exercised its Option and entered into the required documents with Franchisor as described in Paragraph 1 of this Addendum.

Designation as Non-Traditional Site Subject to Supplemental Right; Election to
------------------------------------------------------------------------------
Exercise Option to Purchase:
----------------------------
Following the designation by Franchisor of any Non-traditional Site as a site subject to a Supplemental Site, Franchisor shall give notice to Area Developer in writing that such site has been so designated. Such notice shall include such information as Franchisor in its discretion deems relevant to each such designation, and any information in Franchisor's possession regarding the site which create developmental or operating requirements or restrictions, such as bidding requirements, operating requirements or restrictions and the like. Franchisor shall also specify in such notice any fees or payments due from Area Developer to Franchisor or any affiliate of Franchisor, including but not limited to any franchise fee or royalty requirement if different in any respect from the fees or payments specified with respect to any other franchised Golden Corral(R) restaurant developed under Franchisor's then-standard terms. If Area Developer elects to exercise the Supplemental Right granted hereby with respect to a Non-traditional Site, Area Developer shall give written notice of such election to Franchisor within thirty (30) days following receipt by Area Developer of the notice from Franchisor. Area Developer shall exercise such Supplemental Right with respect to all, but not less than all, Non-traditional Sites included within a common bid, operating agreement or contract required with a third party, but may otherwise exercise or reject such Supplemental Rights with respect to sites on a case by case basis.

Terms of Purchase; Execution of Documents
-----------------------------------------

In the event that Area Developer elects to exercise the Option with respect to a Non-traditional Site designated by Franchisor and for which Area Developer is successful in acquiring the right to operate at such site from any third party required to approve such development, such Non-traditional Sites shall be purchased on Franchisor's then-standard terms for the sale of markets in similar locations, or, if Franchisor has not established standard terms for such kinds of development, on such terms as Franchisor deems reasonable and appropriate after giving consideration to the training, development and other assistance likely to be provided by Franchisor. The Term of the Development Agreement shall be extended for a period of time determined by Franchisor based upon the number and type of Non-traditional Sites being acquired and after taking into consideration the number of new restaurants required to be developed each year under the existing terms of the agreement, or, if the term of the Development Agreement has expired, Area Developer shall execute a Franchise Agreement for any single Non-traditional Site or new Area Development Agreement for multiple sites on such terms as Franchisor deems reasonable and appropriate, which agreement shall provide for the development and operation by Area Developer of a Golden Corral(R) restaurant facility in each Non-traditional Site and with a term sufficient to allow for such development


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                                                                   EXHIBIT 10(a)

based upon the development obligations imposed by the third party with whom Area Developer is required to contract for the operation of such site.

Area Developer shall pay to Franchisor any fees due with respect to each Non-traditional Site being acquired, according to Franchisor's terms, at the later of the date Area Developer secures the right from any third party to develop such site (such as the date Area Developer is notified of its successful bid or acceptance by the third party of acceptance of Area Developer's contract) or the time of execution of the Amendment to Development Agreement or new Area Development Agreement including such Non-traditional Site or, in the case of a single Non-traditional site, at the time of execution of the Franchise Agreement for such site, as the case may be.

3.       LIMITATION ON RESTRICTIONS WHILE PUBLIC COMPANY:
         -----------------------------------------------

Franchisor acknowledges that Area Developer is currently organized and operates as and expects to remain a corporation registered under the Securities and Exchange Act of 1934 (or any similar subsequent law) regulating the transfer of publicly traded securities, and has qualified for and has listed for trading of its equity securities on national and regional stock exchanges (a "Public Company").

Area Developer shall upon request provide to Franchisor (i) a copy of Area Developer's annual report on Form 10-K each year promptly after its preparation and (ii) a list each year of any individual or entity required under the federal securities laws to file Form 5 (or any similar form) with the Securities Exchange Commission in such year.

Franchisor agrees that so long as Area Developer continues to operate as a Public Company, Area Developer shall not be required to comply (except as set forth below) with the following restrictions or requirements in the Development Agreement or form of Franchise Agreement attached thereto, or any similar restriction found in any other provision of any form of Franchise or Area Development Agreement hereafter adopted by Franchisor:

A.)      Area Developer shall not be required to comply with the provisions of
         Section V. B of the Development Agreement or Section XVII of the Franchise Agreement.

B) Except as set forth below, the transfer of stock or other interests in Area Developer so long as Area Developer is a Public Company shall not be deemed a transfer subject to the provisions of Section VII.B. of the Development Agreement or Section XIII.B. of the Franchise Agreement; the consent of Franchisor shall not be required nor shall any fee be payable to Franchisor with respect to any offerings of shares or securities otherwise restricted by Section VII.C. of the Development Agreement or Section XIII.D. of the Franchise Agreement; and Franchisor shall not have any right of first refusal as otherwise provided in Sections VII.D. or VII.E. of the Development Agreement or Sections XIII.E. or XIII.F. of the Franchise Agreement; Provided, however, that a transfer by operation of law as the result of a merger, consolidation or reorganization with an entity engaged in the operation of family steakhouse or buffet restaurants which compete directly or indirectly with Golden Corral(R) restaurants shall be a prohibited transfer, and no such merger or consolidation shall be permitted without the express prior written consent of Franchisor, which Franchisor may refuse to give in its sole and absolute discretion.

C.) So long as Area Developer maintains policies and procedures designed to maintain the confidential nature of any Proprietary Information furnished to Area Developer and to prevent its improper use, and otherwise agrees to notify Franchisor of any prohibited use and assist Franchisor in taking such action as may be necessary to obtain an injunction prohibiting any prohibited conduct, Area Developer shall not be required to furnish covenants required under clause VIII.I.(2) of the Development Agreement or Section VIII.C. of the Franchise Agreement.

4.       CONSENT TO OPERATION OF ALTERNATIVE BUSINESSES:
         ----------------------------------------------

Area Developer currently operates other restaurant businesses under the Frisch's(R) restaurant operating format which is distinct from those of Franchisor and does not use any of the Marks or the System. Franchisor has agreed in reliance upon the assurances of Area Developer and in consideration of the continuing covenant and agreement of Area Developer to preserve and protect the Proprietary Information to give its consent to the specific existing or additional Frisch's business operations of Area Developer, and may consent to other types of restaurant operations in the future. Area Developer shall as a continuing condition to the ongoing consent of Franchisor to the continuing operation of such alternative restaurant businesses at all times maintain all confidential and Proprietary Information in the manner called for under Section VIII.A.


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                                                                   EXHIBIT 10(a)

of the Franchise Agreement, and shall not take any steps designed to or as a foreseeable result of which the other business operations of Area Developer will become substantially similar to those licensed under the Development Agreement or Franchise Agreement, or cause confusion in the minds of the public as to the source of any product or service offered in any other business operated by Area Developer with those offered from Golden Corral(R) restaurants. This consent shall not serve as a consent to the acquisition of any other restaurant business, or the merger or consolidation of Area Developer with any other entity which operates family steakhouse or buffet restaurants (including cafeteria restaurants) or other restaurants which utilize an operating format similar to that of Franchisor.

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                                                                   EXHIBIT 10(a)




IN WITNESS WHEREOF, the parties have caused this Addendum to Area Development Agreement to be executed by their respective duly authorized officers on the same day and year as the original execution of the Development Agreement.

                            GOLDEN CORRAL FRANCHISING SYSTEMS, INC.

                            By:   /s/ L. Tate
                                ----------------------------------------------
                                  Larry I. Tate , Its Vice President
(Corp. Seal)
                            Attest:  /s/ Andrew W. Lilliston
                                ----------------------------------------------
                                  Its Assistant Secretary

                            FRISCH'S RESTAURANTS, INC.

                            By:   /s/ Donald H. Walker
                                ----------------------------------------------
                                  Donald H. Walker, Vice President-Finance
(Corp. Seal)
                            Attest: /s/ W. Gary King
                                ----------------------------------------------
                                  Its ______ Secretary

































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